As filed with the Securities and Exchange Commission on April 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3845	33-0145723
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew G. Molchan

President and Chief Executive Officer

Digirad Corporation

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 451-2300

Mitchell Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Ave. New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Number of securities being Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee(3)
Common stock, par value $0.0001 per share (1)	[●]	$	[●]	$5,750,000		$746.35
Pre-funded warrants, each warrant exercisable for one share of common stock(4)	[●]		—	—		—
Shares of common stock issuable upon exercise of the pre-funded warrants to purchase shares of common stock(5)	[●]		—	—		—
Underwriter’s warrant to purchase shares of Common Stock(6) (7)	[●]		—	—		—
Common Stock issuable upon exercise of the underwriter’s warrant	[●]		[●]	158,125		20.53
Total				$5,908,125	(7)	$766.88

(1)	The number of shares includes [●] shares to cover the exercise of the over-allotment option granted to the underwriter.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of any additional securities that the underwriter has the option to purchase.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(5)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any shares of common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and the pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants and the underwriter’s over-allotment option), if any, is $5,750,000.

(6)	Represents a warrant issuable to the underwriter (the “Underwriter’s Warrant”) to purchase a number of shares of Common Stock equal to 2.5% of the number of shares of Common Stock (including the shares of Common Stock issued pursuant to the underwriter’s exercise of its over-allotment option and upon exercise of the pre-funded warrants) being offered at an exercise price equal to 110% of the public offering price of the Common Stock. See the “Underwriting” section of the prospectus included in this registration statement. In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Underwriter’s Warrant is registered hereby, no separate registration fee is required with respect to the Underwriter’s Warrant registered hereby.

(7)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2020

PRELIMINARY PROSPECTUS

Digirad Corporation

Up to [●] Shares of Common Stock

Up to [●] Pre-funded Warrants (each Pre-funded Warrant to purchase one Share of Common Stock) and

Up to [●] Shares of Common Stock underlying the Pre-funded Warrants

This is an offering of [●] shares of our common stock, par value of $0.0001 per share, which we refer to as the “common stock.”

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant will be equal to the price per share being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will be certificated and will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of our outstanding shares of common stock will be subject to our consent.

For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

Our common stock is listed on the Nasdaq Global Market under the symbol “DRAD”. On April 29, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $3.49 per share. The actual public offering price per share of common stock or pre-funded warrant, as the case may be, will be determined between us and the investors in the offering and may be at a discount to the current market price. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 24 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters; including reimbursable expenses.

The underwriter has the option to purchase up to an additional [●] shares of common stock and/or pre-funded warrants from us at the public offering price, less the underwriting discounts and commissions, within 45 days after the date of this prospectus to cover over-allotments, if any.

Certain of our officers and directors or their families and affiliates have indicated an interest in purchasing shares of the common stock in this offering on the same terms as the public. However, because indications of interest are not binding agreements or commitments to purchase, there can be no assurance that the underwriter will determine to sell shares of common stock in this offering to any of these persons or entities, or that any of these persons or entities will determine to purchase shares of common stock in this offering. The underwriter will receive the same underwriting discount on any shares of common stock purchased by these persons or entities as they will on any other shares of common stock sold to the public in this offering.

The underwriter expects to deliver the shares and pre-funded warrants against payment in New York, New York on or about [●], 2020.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is [●], 2020

You should rely only on the information contained or incorporated into this prospectus. Neither we nor the underwriter has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference”.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Use of Proceeds,” as well as the information we incorporate herein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on our company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. Factors that might cause such differences include, but are not limited to, those discussed in the section of this prospectus entitled “Risk Factors”. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our financial performance, including our ability to generate revenue;

●	our recent conversion into a diversified holding company;

●	business interruptions resulting from health epidemics or pandemics or other contagious outbreaks, such as the recent coronavirus outbreak or geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires;

●	ability of our products and services to achieve and/or maintain market success;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to complete strategic divestitures;

●	our ability to manage growth and integrate acquired operations;

●	our inability to pay dividends at the present time;

●	our ability to maintain compliance with The Nasdaq Stock Market LLC’s listing maintenance standards;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of Coronavirus, now named as COVID-19, including its impact on our business;

●	downward revisions to, or withdrawals of, our credit ratings, if any, by third-party rating agencies; and

ii

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference”. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires or indicates, all references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us,” “Digirad” and the “Company” each mean Digirad Corporation, a Delaware corporation, and its consolidated subsidiaries.

Overview

Upon Digirad’s acquisition of ATRM Holdings, Inc. (“ATRM”) on September 10, 2019 (the “ATRM Merger” or the “ATRM Acquisition”), Digirad converted into a diversified holding company (the “HoldCo Conversion”). As a diversified holding company, Digirad has three divisions:

●	Healthcare (Digirad Health): designs, manufactures, and distributes diagnostic medical imaging products. Digirad Health operates in three businesses: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the job to another physician or imaging center. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging business develops, sells, and maintains solid-state gamma cameras.

●	Building and Construction (ATRM): services residential and commercial construction projects by manufacturing modular housing units, structural wall panels, permanent wood foundation systems, and other engineered wood products, and supplies general contractors with building materials.

●	Real Estate and Investments: manages real estate assets (currently three manufacturing plants in Maine) and investments.

Healthcare (Digirad Health) delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services provides hospitals, physician practices, and imaging centers throughout the United States access to technology and services necessary to provide patient care in the rapidly changing healthcare environment. Digirad’s direct and indirect subsidiaries that are included in this division are referred to collectively herein as the “Healthcare Subsidiaries”.

Building and Construction (ATRM) manufactures modular housing units for commercial and residential applications. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), and the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook” and together with EdgeBuilder, “EBGL”). KBS, EdgeBuilder and Glenbrook are wholly-owned subsidiaries of ATRM and are referred to collectively herein, and together with ATRM, as the “Construction Subsidiaries”.

Real Estate & Investments generates revenue from the lease of commercial properties and equipment through Star Real Estate Holdings USA, Inc. (“SRE”), a wholly-owned subsidiary of Digirad, and provides services that include investment advisory services and the servicing of pooled investment vehicles through Lone Star Value Management, LLC (“LSVM”), a Connecticut based exempt reporting advisor. LSVM, which was a wholly owned subsidiary of ATRM on the ATRM Acquisition Date (as defined below), was acquired by the Company in the ATRM Acquisition. In April 2019, as an initial transaction to create Digirad’s real estate division under SRE and launch that aspect of the HoldCo Conversion, Digirad funded the initial purchase of three modular building manufacturing facilities in Maine and then leased those three properties to KBS. The funding of the assets acquisition was primarily through the revolver loan under our credit facility with Sterling National Bank (“Sterling” or “SNB”), a national banking association. LSVM, SRE and the subsidiaries of SRE that are included in this division are referred to collectively herein as the “Investments Subsidiaries”.

On September 10, 2019, Digirad completed its acquisition of ATRM pursuant to an Agreement and Plan of Merger, dated as of July 3, 2019 (the “ATRM Merger Agreement”), among Digirad, Digirad Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Digirad (“Merger Sub”), and ATRM. Under the terms of the ATRM Merger Agreement, Merger Sub merged with and into ATRM, with ATRM surviving as a wholly owned subsidiary of Digirad.

At the effective time of the ATRM Merger, (i) each share of ATRM common stock was converted into the right to receive three one-hundredths (0.03) of a share of 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) and (ii) each share of ATRM 10.00% Series B Cumulative Preferred Stock, par value $0.001 per share (“ATRM Preferred Stock”), converted into the right to receive two and one-half (2.5) shares of Series A Preferred Stock, for an approximate aggregate total of 1.6 million shares of Series A Preferred Stock. No fractional shares of Series A Preferred Stock were issued to any ATRM shareholder in the ATRM Merger. Each ATRM shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the ATRM Merger received one whole share of Series A Preferred Stock.

As a result of the ATRM Merger, ATRM’s operations have been included in our consolidated financial statements since the ATRM Acquisition Date. Digirad’s aim with this acquisition is to continue to grow its business into an integrated healthcare services company while simultaneously converting into a diversified holding company through the acquisition of businesses that meet Digirad’s internally developed financial screen for acquisitions. The Company expects to achieve significant synergies and cost reductions by eliminating redundant processes and facilities.

Our Competitive Strengths

Healthcare Services and Products

For Digirad Health, we believe that our competitive strengths are our streamlined and cost-efficient approach to providing healthcare solutions to our customers at the point of need, while providing an array of industry-leading, technologically-relevant healthcare imaging and monitoring services:

●	Broad Portfolio of Imaging Services. Approximately 77.9% of our revenues are derived from diagnostic imaging services to our customers. We have developed and continue to refine an industry-leading, customer-service focused approach to our customers. We have found our focus in this area is a key factor in acquiring and keeping our service-based customers.

●	Unique Dual Sales and Service Offering. For the majority of our businesses, we offer a service-based model to our customers, allowing them to avoid making costly capital and logistical investments required to offer these services internally. Further, for a portion of our business, we have the ability to sell the underlying capital equipment directly to our customers should their needs change and they desire to provide services on their own with the underlying capital equipment. This ability to serve our customers in a variety of capacities from selling equipment directly, or providing more flexibility through a service-based model, allows us to serve our customers according to their exact needs, as well as the ability to capture both ends of the revenue spectrum.

●	Utilization of Highly Trained Staff. We recruit and maintain highly trained staff for our clinical and repair services, which in turn allows us to provide superior and more efficient services.

●	Leading Solid-State Technology. Our solid-state gamma cameras utilize proprietary photo detector modules that enable us to build smaller and lighter cameras that are portable with a degree of ruggedness that can withstand the vibration associated with transportation. Our dedicated cardiac imagers require a floor space of as little as seven feet by eight feet, can generally can be installed without facility renovations, and use standard power. Our portable cameras are ideal for mobile operators or practices desiring to service multiple office locations or imaging facilities.

Construction Services and Products

Our competitive strengths at KBS include our ability to provide high quality products for both commercial and residential buildings with a focus on customization to suit the project requirements, provide value with our engineering and design expertise, and to meet the time frame needed by the customer:

●	Customization of high quality products for both commercial and residential buildings. KBS is able to adapt any floor plan and engineer it to modular design. KBS and its highly trained engineering and sales staff work with builders and designers to create a fully customized building plan, using the latest and most advanced materials and products available. KBS’ long-term experience across a broad range of market sectors, building types and geographies allows us to provide a compelling end-to-end modular solution for ground-up construction, including integrated design, engineering, materials selection and manufacturing. Our highly skilled staff utilizes technology and proven construction methods to achieve high quality results.

●	Environmentally friendly building processes. We maintain precise dimensional tolerances throughout our building process, improving quality and speed of construction, reducing waste, and causing less disruption to the environment than traditional on-site construction methods. KBS is committed to offering homes and buildings that use recognized sustainable building techniques to meet the highest standards of energy efficiency, while creating high performance, healthy and architecturally distinctive designs.

●	Utilization of experienced and highly trained engineering and design experts. KBS’ engineering department has over 30 years of combined work experience in modular design, giving us the ability to execute technically complex and challenging designs. Our in-house knowledge base spans across materials, construction practices and state building codes. Utilizing CADWORKS, an advanced three-dimensional drawing technology platform, our engineering and design team consistently produces timely, cost-effective residential and commercial designs. Our staff is able to export digital drawings and information directly into our state-of-the-art machinery. This allows for the precise milling of structural components for each module in any given project. New automation features have been developed and implemented in our CADWORKS software, which also allow us to create detailed bills of materials, which improve costing and inventory control. Our engineering and design team members are encouraged to work on all aspects of our projects, cultivating a team-centric culture, which supports mentorship and professional growth. The hallmark of KBS’ engineering department is communication and teamwork, with a strong focus on collaboration with the client.

Our competitive strengths at Glenbrook include high quality building materials and unmatched service and attention to detail to building professionals and homeowners. In addition, we provide highly personalized service, knowledgeable salespeople and attention to detail that the larger, big-box chain home stores do not provide. In EdgeBuilder, we offer a superior product unique to the project’s requirements, provide value with our engineering and design expertise, and deliver product when required by the customer, while staying cost-competitive. Our production strategy is to utilize automation and the most efficient methods of manufacturing and high-quality materials in all EBGL projects.

●	High quality products are used in our building contracts. We provide brand name, high quality windows, such as Andersen, Marvin and Thermo-Tech. We also supply well-known composite decking, including Trex, TimberTech, Azek and Fiberon. All brands available through Glenbrook add profit margin to our larger commodities business, including premium brands like Selkirk, Cedar and Bessemer Plywood.

●	Utilization of knowledgeable sales force. Our experienced sales force provides knowledgeable personal service to our customers to help bring our products to “life” in the form of a successful project through partnership with our customers.

●	Efficiencies and reliability from our indoor manufacturing facility. We utilize efficiencies and reliability provided by our indoor manufacturing facility, which allows us to maximize labor productivity, reduce waste and foresee project specific design conflicts among trades before they arise on site.

Real Estate and Investments

Our competitive strengths in real estate include a focus on acquisition opportunities that have underappreciated real estate value, which assets the Company anticipates placing into SRE. SRE expects to be largely self-funded over time by raising its own capital through commercial mortgages on its properties and other forms of external capital.

Our competitive strengths in investments include shareholder activism through the Lone Star Value brand name, which will be less confusing to investment targets and the investing public than pursuing investments through one of our operating companies. We also expect to make strategic acquisitions in the future. Investments and acquisitions will be made using our internally developed financially disciplined approach for acquisitions.

Strategy

We seek to grow our business by, among other things:

●	Organic growth from our core businesses. We believe that we operate in markets and geographies that will allow us to continue to grow our core businesses, allowing us to benefit from our scale and strengths. We plan to focus our efforts on markets in which we already have a presence in order to take advantage of personnel, infrastructure, and brand recognition we have in these areas.

●	Introduction of new services. We plan to continue to focus on healthcare solutions related businesses that deliver necessary assets, services and logistics directly to the customer site. We believe that over time we can either purchase or develop new and complementary businesses and take advantage of our customer loyalty and distribution channels. In addition, as we transform into a multi-industry holding company, our largest near-term growth opportunity is to execute a successful turnaround of the KBS modular business that we acquired pursuant to the ATRM Merger. While we intend to continue to pursue and grow our residential modular building business, which provides us with positive margins and cash flow, we are also targeting large multi-family projects in the 25 to 100-building modules range.

●	Acquisition of complementary businesses. The current economic environment offers significant opportunities for strategic acquisitions which can be either be bolt-on acquisitions for existing platform businesses, or new core businesses complementary to our new holding company structure. We will have a disciplined approach for making any potential acquisitions and will focus on faster growing and higher margin businesses. We believe there are many potential targets in the range of $3 million to $10 million in annual revenues that can be acquired over time and integrated into our businesses. We will also look at larger, more transformational acquisitions if we believe the appropriate mix of value, risk and return is present for our shareholders. The timing of these potential acquisitions will always depend on market conditions, available capital, and the value for each transaction. In general, we want to be “value” buyers, and will not pursue any transaction unless we believe the post-transaction potential value is high for shareholders.

●	Divestiture of business units. From time to time we consider divestitures of business units and/or assets which are not consistent with the future strategy of our business, or if we believe the sale of such units and/or assets could be in the best interests of our business and its stockholders, subject to our ability to agree on acceptable terms with a prospective buyer. We currently are considering several possible transactions, including discussions regarding the sale of a business unit. Upon any such sale, a significant portion of the proceeds would be used to repay indebtedness, with the remainder being used for working capital purposes, and potentially the acquisition of complementary businesses as discussed above. There is no assurance that any such divestiture will occur, or if it does, if it would occur for a sales price currently contemplated. If it occurs, there is no assurance that we will be able to use the proceeds in the acquisition of a complementary business, or if we do if such acquisition will be successful. Because we have concluded, as of the date of this prospectus, that such divestiture is not “probable” under the applicable rules of the Securities Act of 1933, as amended, we are not including additional information about it in this prospectus and you will, therefore, not have the opportunity to evaluate such information as part of this offering.

We continue to explore strategic alternatives to improve the market position and profitability of our product offerings in the marketplace, generate additional liquidity, and enhance our valuation. We may pursue our goals through organic growth and through strategic alternatives. Some of these alternatives have included, and could continue to include, selective acquisitions of business segments or entire businesses, divestitures of assets or divisions, or a restructuring of our company.

History of our Business

In January 2016 we acquired Project Rendezvous Holding Corporation (“PRHC”), the ultimate parent company of DMS Health Technologies, Inc. (collectively referred to hereinafter as “DMS Health Technologies” or “DMS Health”) for $32.3 million. DMS Health is a provider of mobile diagnostic imaging services and provides medical product sales and service. The acquisition resulted in two new reportable segments: Mobile Healthcare and Medical Device Sales and Services.

In February of 2018, we completed the sale of our customer contracts relating to our Medical Device Sales and Service (“MDSS”) post-warranty service business to Philips for $8 million. On October 31, 2018, we sold our Telerhythmics, LLC (“Telerhythmics”) business to G Medical Innovations USA, Inc., for $1.95 million cash.

On December 14, 2018, Digirad and ATRM entered into a joint venture and formed Star Procurement, LLC, with Digirad and ATRM each holding a 50% interest. The purpose of the joint venture is to provide the service of purchasing and selling building materials and related goods to KBS with which Star Procurement entered into a Services Agreement on January 2, 2019. In accordance with the terms of the Star Procurement Limited Liability Company Agreement, Digirad made a $1.0 million capital contribution to the joint venture, which was made in January 2019. This entity was subsequently consolidated within the consolidated financial statements upon completion of the ATRM Merger.

Digirad formed SRE in March 2019 in connection with establishing its Real Estate and Investments Division. In April 2019, as an initial transaction for the Real Estate and Investments Division under SRE, Digirad funded the initial purchase of three manufacturing facilities in Maine and leased those three properties.

On September 10, 2019 (the “ATRM Acquisition Date”), Digirad completed the ATRM Acquisition and thereby converted into a diversified holding company. As a result of the ATRM Acquisition, ATRM became a wholly owned subsidiary of Digirad and KBS, EdgeBuilder, Glenbrook and LSVM became wholly owned indirect subsidiaries of Digirad. As a result of internal restructuring, LSVM is now a direct wholly owned subsidiary of Digirad.

Business Segments

Prior to September 10, 2019, we were organized as four reportable segments: Diagnostic Services, Diagnostic Imaging, Mobile Healthcare, and Medical Device Sales and Service. On February 1, 2018, we sold our Medical Device Sales and Service (“MDSS”) business. As of December 31, 2019, our business is organized into five reportable segments: Diagnostic Services, Mobile Healthcare, Diagnostic Imaging, Building and Construction, and Real Estate and Investments. See Note 16. Segments, within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference for financial data relating to our segments. For discussion purposes, we categorized our Diagnostic Imaging, Diagnostic Services and Mobile Healthcare reportable segments as “Healthcare”. For the last two fiscal years, Healthcare had the following relative contribution to consolidated revenues:

	Year ended December 31,
	2019	2018
Healthcare Revenues:
Diagnostic Services	41.8%	47.3%
Mobile Healthcare	36.1%	41.2%
Diagnostic Imaging	12.1%	11.5%
Total Healthcare revenues	90.0%	100.0%

Building and Construction

Building and construction revenue is summarized as follows:

	Year ended December 31,
	2019	2018
Building and Construction	9.9%	—%
Total Building and Construction Revenue	9.9%	—%

Real Estate and Investments

Real estate and investments revenue is summarized as follows:

	Year ended December 31,
	2019	2018
Real Estate and Investments	0.1%	—%
Total Real Estate and Investments	0.1%	—%

Diagnostic Services

Through Diagnostic Services, we offer a convenient and economically efficient imaging and monitoring services program as an alternative to purchasing equipment or outsourcing the procedures to another physician or imaging center. For physicians who wish to perform nuclear imaging, echocardiography, vascular or general ultrasound tests, we provide imaging systems, qualified personnel, radiopharmaceuticals, licensing services, and the logistics required to perform imaging in their own offices, and thereby the ability to bill Medicare, Medicaid, or one of the third-party healthcare insurers directly for those services, which are primarily cardiac in nature. We provide imaging services primarily to cardiologists, internal medicine physicians, and family practice doctors who typically enter into annual contracts for a set number of days ranging from once per month to five times per week. Many of our physician customers are reliant on reimbursements from Medicare, Medicaid, and third-party insurers. Although reimbursement for procedures provided by our services have been stable during the last several years, any future changes to underlying reimbursements may require modifications to our current business model in order for us to maintain a viable economic model.

Our portable nuclear and ultrasound imaging operations utilize a “hub and spoke” model in which centrally located regional hubs anchor multiple van routes in the surrounding metropolitan areas. At these hubs, clinical personnel load the equipment, radiopharmaceuticals, and other supplies onto specially equipped vans for transport to customer locations, where they set up the equipment for the day. After quality assurance testing, a technologist under the physician’s supervision will gather patient information, inject the patient with a radiopharmaceutical, and then acquire images for interpretation by the physician. At the conclusion of the day of service, all equipment and supplies are removed from the customer location and transported back to the central hub location. Our model relies on density and customer concentration to allow for efficiencies and maximum profitability, and therefore we are only located in geographies where there is a high concentration of people, cardiac disease and associated likely customer locations.

For our nuclear imaging services, we have obtained Intersocietal Accreditation Commission (“IAC”) and Intersocietal Commission for Echocardiography Laboratories (“ICAEL”) accreditation for our services. Our licensing infrastructure provides radioactive materials licensing, radiation safety officer services, radiation safety training, monitoring and compliance policies and procedures, and quality assurance functions, to ensure adherence to applicable state and federal nuclear regulations.

Mobile Healthcare

Through Mobile Healthcare, we provide contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise to hospitals, integrated delivery networks (“IDNs”), and federal institutions on a long-term contract basis, as well as provisional (short-term) services to institutions that are in transition. Rather than our customers owning the equipment directly and operating the related services, we provide this service when there is a cost, ease, and efficiency benefit.

Our Mobile Healthcare operations operate throughout the United States, with a heavier concentration in rural areas, particularly in the Upper Midwest region of the United States. We have a range of customer types, but our most typical customer is a small or regional hospital that does not have enough volume of activity to justify owning a piece of imaging equipment on a full-time basis. Our services typically offer the diagnostic imaging equipment, placed in a large patient friendly coach or tractor-trailer, coupled with either an owned or operator-owned tractor, which is then transported to each customer location. Our mobile routes are designed to provide for maximum utilization and efficiency by allowing our units to travel to the next customer location during non-working hours of a typical imaging clinic, meeting our technical staff at each location. Our customers commit to annual contracts ranging from service once every two weeks to up to two days of service per week, depending on modality type and their local demand for services.

Diagnostic Imaging

Through Diagnostic Imaging, we sell our internally developed solid-state gamma cameras, imaging systems and camera maintenance contracts. Our imaging systems include nuclear cardiac imaging systems, as well as general purpose nuclear imaging systems. We sell our imaging systems to physician offices and hospitals primarily in the United States, although we have sold a small number of imaging systems internationally. Our imaging systems are sold in both portable and fixed configurations, provide enhanced operability and improved patient comfort, fit easily into floor spaces as small as seven feet by eight feet, and facilitate the delivery of nuclear medicine procedures in a physician’s office, an outpatient hospital setting, or within multiple departments of a hospital (e.g., emergency and operating rooms). Our Diagnostic Imaging segment revenues derive primarily from selling solid-state gamma cameras and post-warranty camera maintenance contracts.

The central component of a nuclear camera is the detector, which ultimately determines the overall clinical quality of images a camera produces. Our nuclear cameras feature detectors with advanced proprietary solid-state technology developed by us. Solid-state systems have a number of benefits over conventional photomultiplier tube-based camera designs typically offered by our competitors. Our solid-state technology systems are typically 2 to 5 times lighter and considerably more compact than most traditional nuclear systems, making them far easier and less costly to build, very reliable, and able to be utilized for mobile applications. We are a market leader in the mobile solid-state nuclear camera segment.

We believe our current imaging systems, with their state-of-the-art technology and underlying patents, will continue to be relevant for the foreseeable future. We will continue to enhance and adjust our existing systems for the changing nuclear imaging market, including software updates and smaller enhancements. However, to accomplish any significant changes and enhancements, we will utilize what we believe is a deep available pool of contract engineers on a flexible, as needed basis and do not maintain a staff research and development department, thereby eliminating the fixed costs of a fully staffed research and development department.

Building and Construction

ATRM through its wholly-owned subsidiaries KBS, Glenbrook and EdgeBuilder, services residential and commercial construction projects by manufacturing modular housing units, structural wall panels, permanent wood foundation systems, and other engineered wood products, and supplies general contractors with building materials. KBS is a Maine-based manufacturer that started business in 2001 as a manufacturer of modular homes. Our focus is to offer high quality products for both commercial and residential buildings with a focus on customization to suit the project requirements, provide value with our engineering and design expertise, and deliver product when required by the customer. Having operated at below 50% capacity at our South Paris, Maine facility throughout 2019, we have rebuilt our sales team and embarked on a new strategy that broadens our target market beyond single-family residential installations, which typically involve producing three to four building modules per project. While we intend to continue to pursue and grow our residential modular building business, which provides us with positive margins and cash flow, we are also targeting large multi-family projects in the 25 to 100 building modules range.

Having produced approximately 230 building modules in 2019, we are in advanced discussions for various large commercial construction projects in New England that together will account for nearly 250 building modules and over $10.0 million in potential revenue. The modular manufacturing industry brings different financial challenges than the conventional real estate construction industry, as factory production requires that materials be purchased up front and well ahead of final payment for a project. We recently received $2.0 million in financing from Gerber to add to our working capital in preparation for projects of our KBS subsidiary, which are anticipated to begin in May 2020 and be completed later in 2020.

Glenbrook is a retail supplier of lumber, windows, doors, cabinets, drywall, roofing, decking and other building materials and conducts its operations in Oakdale, Minnesota. EdgeBuilder is a manufacturer of structural wall panels, permanent wood foundation systems and other engineered wood products and conducts its operations in Prescott, Wisconsin. We provide high quality building materials and unmatched service and attention to detail to building professionals, as well as homeowners. In addition, we provide highly personalized service, knowledgeable salespeople and attention to detail that the larger, big-box chain home stores do not provide. We offer a superior products unique to each project’s requirements, provide value with our engineering and design expertise that meet the customer’s needs, while staying cost-competitive and on schedule. While EdgeBuilder supplies the wall panels, Glenbrook supplies “loose lumber” such as floor and roof sheathing, bracing, and hardware with a “tandem” approach to every project. Residential home projects require much less production time than larger projects. The framing on a single-family home can be manufactured in a few hours, while larger buildings take many weeks. Our production strategy is to utilize automation and the most efficient methods of manufacturing and high-quality materials in all of our projects.

Real Estate and Investments

As part of the HoldCo Conversion, Digirad formed a real estate division under a newly formed subsidiary named Star Real Estate Holdings USA, Inc. (“SRE”) for the purposes of holding significant real estate assets that Digirad acquires. As an initial transaction to create Digirad’s real estate division under SRE and launch that aspect of the HoldCo Conversion, in April 2019, Digirad funded the initial purchase of three manufacturing facilities in Maine that manufacture modular buildings and leased those three properties. The funding of the asset acquisition was primarily through the revolver loan under our credit facility with Sterling. Digirad expects SRE to be substantially self-funded over time by raising its own capital in the form of commercial mortgages on the properties it owns or by raising other forms of external capital. Lone Star Value Management, LLC (LSVM), which was a wholly owned subsidiary of ATRM on the ATRM Acquisition Date, is a Connecticut based exempt reporting advisor that was acquired by the Company in the ATRM Acquisition. LSVM provides services that include investment advisory services and the servicing of pooled investment vehicles. The Company expects to use LSVM to make strategic investments in future potential acquisition targets for the Company.

Market Opportunity

Healthcare Services and Products

Diagnostic imaging depictions of the internal anatomy or physiology are generated primarily through non-invasive means. Diagnostic imaging facilitates the early diagnosis of diseases and disorders, often minimizing the scope, cost, and amount of care required and reducing the need for more invasive procedures. Currently, the major types of non-invasive diagnostic imaging technologies available are: x-ray, MRI, CT, ultrasound, PET, and nuclear imaging. The most widely used imaging acquisition technology utilizing gamma cameras is single photon emission computed tomography, or SPECT. All our current internally-developed cardiac gamma cameras employ SPECT technology.

Diagnostic imaging is the standard of care in diagnosis of diseases and disorders. We offer, through our businesses, the majority of these diagnostic imaging modalities. All of the diagnostic imaging modalities that we offer (both from provision of services and product sales) have been consistently utilized in clinical applications for many years, and are stable in their use and need. By offering a wide array of these modalities, we believe that we have strategically diversified our operations in possible changing trends of utilization of one diagnostic imaging modality from another.

Construction Services and Products

In the building and construction business, KBS markets its modular homes products through a direct sales organization and through inside sales, outside sales, a network of independent dealers, builders, and contractors in the New England states (Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, and Vermont). KBS’s direct sales organization is responsible for all commercial building projects, and works with developers, architects, owners, and general contractors to establish the scope of work, terms of payment, and general requirements for each project. KBS’s sales people also work with independent dealers, builders, and contractors to accurately configure and place orders for residential homes for their end customers. KBS’s network of independent dealers and contractors do not work with it exclusively, although many have KBS model homes on display at their retail centers. KBS does not assign exclusive territories to its independent dealers and contractors, but they tend to sell in areas of New England where they will not be competing against another KBS dealer or contractor. KBS’s backlog and pipeline, along with its market initiatives to build more workforce housing, are expected to position KBS for growth in 2020.

EBGL markets its engineered structural wall panels and permanent wood foundation systems through direct sales people and a network of builders, contractors and developers in and around Minneapolis and St. Paul areas. EBGL’s direct sales organization is responsible for both residential and commercial projects and it works with general contractors, developers and builders to provide bids and quotes for specific projects. Our marketing efforts include participation in industry trade shows, production of product literature, and sales support tools. These efforts are designed to generate sales leads for our independent builders and dealers, and direct salespeople. EBGL’s backlog and pipeline are currently estimated to exceed $20.0 million, as EBGL also strives to build more workforce housing.

Competition

The market for diagnostic products and services is highly competitive. Our business, which is focused primarily on the private practice and hospital sectors, continues to face challenges of demand for diagnostic services and imaging equipment, which we believe is due in part to the impact of the Deficit Reduction Act on the reimbursement environment and the 2010 Healthcare Reform laws, as well as general uncertainty in overall healthcare and legislative changes in healthcare, such as the Affordable Care Act. These challenges have impacted, and will likely continue to impact, our operations. We believe that the principal competitive factors in our market include acceptance by hospitals and physicians, relationships that we develop with our customers, budget availability for our capital equipment, requirements for reimbursement, pricing, ease-of-use, reliability, and mobility.

Diagnostic Services. In providing diagnostic services, we compete against many smaller local and regional nuclear and/or ultrasound providers, often owner-operators that may have lower operating costs. The fixed-installation operators often utilize older, used equipment, and the mobile operators may use older Digirad single-head cameras or newer dual-head cameras. We are the only mobile provider with our own exclusive source of triple-head mobile systems. Some competing operators place new or used cameras into physician offices and then provide the staffing, supplies, and other support as an alternative to a Diagnostic Services service contract. In addition, we compete against imaging centers that install fixed nuclear gamma cameras and make them available to referring physicians in their geographic vicinity. In these cases, the physician sends their patients to the imaging center.

Diagnostic Imaging. In selling our imaging systems, we compete against several large medical device manufacturers who offer a full line of imaging cameras for each diagnostic imaging technology, including x-ray, MRI, CT, ultrasound, nuclear medicine, or SPECT/CT and PET/CT hybrid imagers. The existing nuclear imaging systems sold by these competitors have been in use for a longer period of time than internally developed nuclear gamma cameras, and are more widely recognized and used by physicians and hospitals for nuclear imaging; however, they are generally not solid-state, lightweight, as flexible, or portable. Additionally, certain medical device companies have developed a version of solid-state gamma cameras that may directly compete with our product offerings. Many of the larger multi-modality competitors enjoy significant competitive advantages over us, including greater brand recognition, greater financial and technical resources, established relationships with healthcare professionals, broader distribution networks, more resources for product development and marketing and sales, and the ability to bundle products to offer discounts.

Mobile Healthcare. The market for selling, servicing, and operating diagnostic imaging services, patient monitoring equipment, and imaging systems is highly competitive. In providing our Mobile Healthcare services, we compete against a few large national and regional providers. In addition to direct competition from other providers of services similar to those offered by us, we compete with freestanding imaging centers and healthcare providers that have their own diagnostic imaging systems, as well as with equipment manufacturers that sell imaging equipment directly to healthcare providers for permanent installation. Some of the direct competitors, which provide contract MRI and PET/CT services, have access to greater financial resources than we do. In addition, some of our customers are capable of providing the same services we provide to their patients directly, subject only to their decision to acquire a high-cost diagnostic imaging system, assume the financial and technology risk, and employ the necessary technologists, rather than obtain equipment and services from us. We may also experience greater competition in states that currently have certificate of need laws if such laws were repealed, thereby reducing barriers to entry and competition in those states. We also compete against other similar providers in quality of services, quality of imaging systems, relationships with healthcare providers, knowledge and service quality of technologists, price, availability, and reliability.

Building and Construction. The market for building and construction is highly competitive. KBS is a regional manufacturer of modular housing units with its primary market in the New England states. Several modular manufacturers are located in these New England states and in nearby Pennsylvania. Some competitors have manufacturing locations in Canada and ship their products to the United States. KBS’s competitors include Apex Homes, Commodore Corporation, Skyline Champion Homes, Custom Building Systems, Durabuilt, Excel Homes, Huntington Homes, Icon Legacy Homes, Kent Homes (Canada), Maple Leaf Homes (Canada), Muncy Homes, New England Homes, New Era, Pennwest, Premier Builders (PA), Professional Builders Systems, RCM (Canada), Redmond Homes, Ritz-Craft, Simplex Homes, and Westchester Modular. EBGL is a regional manufacturer of engineered structural wall panels and permanent wood foundation systems, and also has a local retail business. EBGL’s market is primarily the Upper Midwest states (Iowa, Minnesota, Missouri, North Dakota, South Dakota, and Wisconsin). EBGL’s competitors include Precision Wall Systems, Component Manufacturing Company, JL Schwieters Construction, Arrow Building Center, and Marshall Truss Systems Incorporated. EBGL’s professional building supply business competes on a local level against both small, local lumber yards, regional building supply companies and to a certain degree, the “big box” stores such as Home Depot, Lowe’s, and Menard’s.

Intellectual Property

We rely on a combination of patent, trademark, copyright, trade secret, and other intellectual property laws, nondisclosure agreements, and other measures to protect our intellectual property. We require our employees, consultants, and advisors to execute confidentiality agreements and to agree to disclose and assign to us all inventions conceived during the workday, using our property, or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. As discussed herein, Digirad Health intellectual property is currently subject to a security interest to Sterling. ATRM’s intellectual property, consisting of a registered copyright and its domain name, and EBGL’s intellectual property, consisting of registered trademarks, unregistered trademarks and domain names, are currently subject to a security interest to Gerber Finance Inc. (“Gerber”).

Patents

We have developed a patent portfolio that covers our products, components, and processes. We have 15 non-expired U.S. patents. The patents cover, among other things, aspects of solid-state radiation detectors that make it possible for Digirad to provide mobile imaging services, and our scan technology that provides for lower patient doses and more specific cardiac images. Our patents expire between 2021 (U.S. Patent 6,504,178) and 2030 (U.S. Patent 8,362,438). While each of our patents applies to nuclear medicine, many also apply to the construction of area detectors for other types of medical and non-medical imagers and imaging methods.

Trademarks and Copyrights

Our registered trademark portfolio consists of registrations in the United States for Digirad® and CARDIUS®. Digirad has produced proprietary software for Digirad Imaging systems including: nSPEED™ 3D-OSEM Reconstruction, SEEQUANTA™ acquisition, and STASYS™ motion correction software. We also license certain software products, and their related copyrights, on a nonexclusive basis from Cedars-Sinai Health System. The license includes updates to the software. The license may be terminated at any time by either party upon notice if the other party materially breaches the agreement. Non-payment to licensor is considered a material breach. The license may also be automatically terminated by licensor if (i) an “event of default” occurs under indebtedness for borrowed money of licensee; (ii) licensee ceases business operations; (iii) licensee dissolves or (iv) licensee commences bankruptcy proceedings. On May 23, 2018, the parties entered into an amendment to the license agreement to, among other things, extend the term of license through July 1, 2023.

Raw Materials

Diagnostic Imaging. We and our contract manufacturers use a wide variety of materials, metals, and mechanical and electrical components for production of our nuclear imaging gamma cameras. These materials are primarily purchased from external suppliers, some of which are single-source suppliers. Materials are purchased from selected suppliers based on quality assurance, cost effectiveness, and constraints resulting from regulatory requirements, and we work closely with our suppliers to assure continuity of supply while maintaining high quality and reliability. Global commodity supply and demand can ultimately affect pricing of certain of these raw materials. Though we believe we have adequate available sources of raw materials, there can be no guarantee that we will be able to access the quantity of raw material needed to sustain operations, as well as at a cost-effective price.

Diagnostic Services and Mobile Healthcare. Our Diagnostic Services and Mobile Healthcare operations utilize radiopharmaceuticals for our nuclear services. The underlying raw material for creation of the array of doses utilized in nuclear medicine is produced from a total of five main production facilities throughout the world, typically from highly enriched uranium resources. These resources have been and are expected to continue to produce enough raw materials to address the global market, but there continues to be pressure to utilize low or non-enriched uranium resources to produce the underlying nuclear doses.

Building and Construction. KBS is a Maine-based manufacturer that started business in 2001 as a manufacturer of modular homes. The majority of underlying raw material for KBS are produced locally, with a small percentage coming from Canada. EdgeBuilder (EB) and Glenbrook (GL), referred to together as EBGL, maintain corporate offices in Oakdale, Minnesota. EdgeBuilder, manufactures wall panels, at its facility in Prescott, Wisconsin. Glenbrook, which is located in Oakdale, MN, is a retail supplier of lumber, windows, doors, cabinets, drywall, roofing, decking and other building materials. The underlying raw materials for EdgeBuilder and Glenbrook are dimensional lumber and structural panels (oriented strand board (OSB), plywood, and exterior gypsum sheathing). These resources have been and are expected to continue to produce high quality of wood panels to address global needs.

Manufacturing

Diagnostic Imaging. We manufacture our nuclear imaging gamma cameras by employing a strategy that combines using internal manufacturing resources for devices requiring specific expertise due to our proprietary design coupled with qualified contract manufacturers. Mechanical and electronic components of our systems are produced by contract manufacturers, whereas the most complex components, final assembly and final system performance tests are performed at our facility. All of our suppliers of critical materials, components, and subassemblies undergo supplier qualifications and ongoing quality audits in accordance with our supplier quality process.

We and our contract manufacturers are subject to FDA Quality System Regulations, state regulations, and standards set by the International Organization for Standardization, or ISO. We are currently certified to the EN ISO 13485:2016 quality standard. We have received U.S. Food and Drug Administration (“FDA”) 510(k) clearance for our complete nuclear imaging camera product line (Cardius® XPO, Cardius® X-ACT, and Ergo™ gamma cameras). In addition, the X-ACT camera utilizes an x-ray technology to provide attenuation correction information for the SPECT reconstruction. We also have received additional FDA clearance of our Ergo™ large-field-of-view General Purpose Imager for use in intraoperative and molecular breast imaging.

Building and Construction. KBS began manufacturing commercial modular multi-family housing units in 2008. In subsequent years, KBS expanded its product offerings to include a variety of commercial buildings including apartments, condominiums, townhouses, dormitories, hospitals, office buildings, and other structures. The structures are built inside our climate-controlled factories and are then transported to the site where they are set, assembled and secured on the foundation. Electrical, plumbing, and HVAC systems are inspected and tested in the factory, prior to transportation to the site, to ensure the modules meet all local building codes and quality requirements. Modular construction has gained increased acceptance and is a preferred method of building by many architects and general contractors. The advantages of modular construction include: modules are constructed in a climate-controlled environment; weather conditions usually do not interrupt or delay construction; the building is protected from weather, reducing the risk of mold due to materials absorbing moisture from rain or snow; reduced site work; improved safety and security; reduced vandalism and attrition, as the building is immediately secured; and a significant reduction in overall project time.

Having operated at below 50% capacity at our South Paris, Maine facility throughout 2019, we have rebuilt our sales team and embarked on a new strategy that broadens our target market beyond single-family residential installations, which typically involve producing three to four building modules per project. While we intend to continue to pursue and grow our residential modular building business, which provides us with positive margins and cash flow, we are also targeting large multi-family projects in the 25 to 100-building modules range.

EBGL consists of two separate companies (EdgeBuilder (EB) and Glenbrook (GL)) operating in tandem with a common management team. EdgeBuilder manufactures wall panels and permanent wood foundations (PWF) in a climate-controlled factory, then transports the panels to the construction site via flat-bed trucks. The panels are typically unloaded by crane and erected or assembled, on site, by professional framing contractors. Panelized construction, especially in large-scale, multi-unit projects, is becoming increasingly popular due to the heightened demand on construction labor. Additionally, because the wall panels are constructed in a controlled indoor environment, waste, weather related delays, and mistakes are minimized. This shaves weeks off large, multi-unit construction schedules, leaving room for more annual builds. Glenbrook fills in all the areas where EdgeBuilder leaves off, with Glenbrook’s vast offerings of professional building products. As International Building Code® continues to evolve, KBS and EBGL, along with our professional partners in the industry, meet code changes with innovative products and a dedicated staff for adherent builds.

Reimbursement for Digirad Health

All of Digirad Health customers typically rely primarily on the Medicare and Medicaid programs and private payors for reimbursement. As a result, demand for our products and services are dependent in part on the coverage and reimbursement policies of these payors. Third party coverage and reimbursement is subject to extensive federal, state, local, and foreign regulation, and private payor rules and policies. In many instances, the applicable regulations, policies, and rules have not been definitively interpreted by regulatory authorities or the courts, are open to a variety of interpretations, and are subject to change without notice.

The scope of coverage and payment policies vary among third-party private payors. For example, some payors will not reimburse a provider unless the provider has a contract with the payor, and in many instances such payors will not enter into such contracts without the approval of a third party “radiology benefit manager” that the payor compensates based on reducing the payor’s imaging expense. Other payors prohibit reimbursement unless physicians own or lease our cameras on a full-time basis, or meet certain accreditation or privileging standards. Such payor requirements and limitations can significantly restrict the types of business models we can successfully utilize.

Medicare reimbursement rules are subject to annual changes that may affect payment for services that our customers provide. In addition, Congress has passed healthcare reform proposals that are intended to expand the availability of healthcare coverage and reduce the growth in healthcare spending in the U.S. Many of these laws affect the services that our customers provide, and could change further over time.

Medicare reimbursement rules impose many standards and policies on the payment of services that our customers provide. For instance, physicians billing for the technical component of nuclear imaging tests must be accredited by a government-approved independent accreditation body and many private payors are adopting similar requirements. We offer our customers a service to assist them in obtaining and maintaining the required accreditation. We believe we have structured our contracts in a manner that allows our customers to seek reimbursement from third-party payors in compliance with Medicare reimbursement rules. Our physician customers typically bill for both the technical and professional components of the tests. Assuming they meet certain requirements including, but not limited to, performing and documenting bona fide interpretations and providing the requisite supervision of the non-physician personnel performing the tests, they may bill and be paid by Medicare. If the failure to comply is deemed to be “knowing” or “willful,” the government could seek to impose fines or penalties, and we may be required to restructure our agreements and/or respond to any resultant claims by such customers or the government. Our hospital customers typically seek reimbursement by Medicare for outpatient services under the Medicare Hospital Outpatient Prospective Payment System.

Sales

We maintain separate sales organizations that are aligned with each of our business units, which operate independently but in cooperation with each other. Mobile Healthcare sales efforts are throughout the United States and Canada, though there typically is more effort expended in rural and smaller hospital areas, as these are the primary customers that we sell our services to and provide the most value. Diagnostic Services concentrates its efforts on twelve regional areas where the majority of our business is concentrated based on concentrations of people and cardiac disease. Diagnostic Imaging sales efforts are conducted throughout the United States and certain foreign countries, and are not concentrated to any particular region or area within the United States as the customer profile for this business can be at any hospital or physician practice. Diagnostic Services and Diagnostic Imaging, though separate sales teams, work collaboratively to help fulfill customer needs in either small practice mobile nuclear cardiac imaging services, or the potential to provide capital equipment sales should the customer decide to own the equipment in house.

In our building and construction division, KBS’s sales people also work with independent dealers, builders, and contractors to accurately configure and place orders for residential homes for their end customers. At KBS, we have two internal salespeople, two external salespeople and a Head of Business Development. KBS’s network of independent dealers and contractors do not work with it exclusively, although many have KBS model homes on display at their retail centers. KBS does not assign exclusive territories to its independent dealers and contractors, but they tend to sell in areas of New England where they will not be competing against another KBS dealer or contractor. EBGL markets its engineered structural wall panels and permanent wood foundation systems through direct sales people and a network of builders, contractors and developers in the Upper Midwest states. EBGL’s direct sales organization is responsible for both residential and commercial projects and it works with general contractors, developers and builders to provide bids and quotes for specific projects.

Employees

As of December 31, 2019, we had a total of 618 full time employees in all our divisions, of which 359 were employed in clinical-related positions, 84 in manufacturing, 86 in operational roles, 65 in general and administrative functions, and 24 in marketing and sales. All positions are in the United States. We also utilize varying amounts of temporary workers as necessary to fulfill customer requirements. As described below, recent events have required us to temporarily reduce our operations and staffing significantly.

Recent Developments

COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of a novel strain of coronavirus, COVID-19, a global pandemic, which continues to spread throughout the United States and around the world. Governmental authorities in the states in which we operate issued social distancing orders, which orders have required businesses in subject jurisdictions to cease non-essential operations at physical locations in those locations, unless exempted, rescinded, or amended. Accordingly, to comply with applicable regulations and to safeguard the health and safety of our employees and customers, we have temporarily reduced our business operations.

During the three months ended March 31, 2020, we operated our business in the ordinary course. However, we experienced a $0.9 million decrease in revenue, as compared to the same period of the prior year, related to a decrease in our diagnostic services due to the COVID-19 pandemic. While the COVID-19 pandemic did not have a significant impact on the results of other segments of our business during the three months ended March 31, 2020, we have taken steps to contain the impact of the COVID-19 pandemic on our business.

On April 1, 2020, we announced that in response to the COVID-19 pandemic, Matthew G. Molchan, our President and Chief Executive Officer, David J. Noble, our Chief Financial Officer and Chief Operating Officer, and Martin B. Shirley, the president of our Diagnostic Imaging Solutions Inc. subsidiary, have each agreed to have their base salaries reduced by 20%. These reductions were effective as of April 6, 2020, and will remain in effect until May 15, 2020, subject to extension or adjustment based on developments surrounding the COVID-19 pandemic.

On April 1, 2020, we also announced that in response to the COVID-19 pandemic, we planned to furlough certain employees (without pay, but with our payment of health insurance) and that we would institute a 20% salary reduction for most of our salaried employees and reduce the number of working hours of most of our hourly employees by 20%. These reductions, which apply to our healthcare division, were effective as of April 6, 2020, and will remain in effect until May 15, 2020, subject to extension or adjustment developments surrounding the COVID-19 pandemic.

Throughout the COVID-19 pandemic, our building and construction division has furloughed employees or reduced employee hours based on fluctuations in demand for our products. Many of these employees are expected to return to work within the next few weeks.

This partial disruption, although temporary, may impact our operations and overall business. The impact of COVID-19 is evolving rapidly and its future effects are uncertain. Given the uncertainty of the situation, the duration of the disruption and related financial impact cannot be reasonably estimated at this time.

As a result of the evolving impact of COVID-19 on the economy, on April 7, 2020, we withdrew our 2020 full-year guidance. At Digirad, our highest priority remains the safety, health and well-being of our employees, their families and our communities and we remain committed to serving the needs of our customers. The COVID-19 pandemic is a highly fluid situation and it is not currently possible for us to reasonably estimate the impact it may have on our financial and operating results. We will continue to evaluate the impact of the COVID-19 pandemic on our business as we learn more and the impact of COVID-19 on our industry becomes clearer.

KBS Projects

As we transform Digirad into a multi-industry holding company, our largest near-term growth opportunity is to execute a successful turnaround of the KBS modular business that we acquired pursuant to the ATRM Merger. We own three modular building manufacturing facilities within a short distance from each other in Maine. Currently, we are operating one of these facilities (our South Paris, Maine facility), leasing another to a third party and our remaining facility is idle but ready to bring on line when our production levels warrant additional capacity. Having operated at below 50% capacity at our South Paris facility throughout 2019, we have rebuilt our sales team and embarked on a new strategy that broadens our target market beyond single-family residential installations, which typically involve producing three to four building modules per project. While we intend to continue to pursue and grow our residential modular building business, which provides us with positive margins and cash flow, we are also targeting large multi-family projects in the 25 to 100-building modules range.

Having produced approximately 230 building modules in 2019, we are in advanced discussions for various large commercial construction projects for the New England market. Even if just a few of these projects are awarded, they will require a significantly higher utilization rate for KBS’s manufacturing plant in South Paris, Maine and an increased investment in working capital. Three of these projects (the “KBS Projects”) are in the advanced stages of negotiation and are expected to start production in the coming months. Each of these projects involve construction of additional housing units in New England. These three projects alone are expected to generate revenue of over $10 million for KBS and result in the production of nearly 250 building modules. For comparison, in 2019, KBS generated approximately $12 million of revenue and produced approximately 230 building modules, entirely for the residential market. We believe KBS’s South Paris, Maine plant is capable of producing between 500 and 600 building modules per year at full capacity. KBS’ current potential sales pipeline totals more than $50 million, representing production of approximately 1,000 building modules. If KBS grows as expected in 2020, it will explore re-opening its Oxford, Maine plant, which we believe is capable of producing an additional 500 to 600 building modules per year at full capacity. KBS will also explore other add-on revenue streams, such as manufacturing structural wall panels for the New England market, as we are currently doing in the Minneapolis, Minnesota area. Our goal with these growth initiatives is to generate significantly higher revenue, cash flow, and earnings for our building and construction division, creating new jobs and supporting local economic activity. While we anticipate securing the contracts for the KBS Projects, we can provide no assurance that we will be awarded the KBS Projects, or that we will be able to successfully complete the KBS Projects or achieve the anticipated revenues from the KBS Projects if they are awarded to KBS.

Related Party Transactions Currently in Effect

Perma-Fix

Prior to his resignation on April 6, 2020, John Climaco served as one of our directors and a member of the Audit and Strategic Advisory committees of our board of directors. Until July 11, 2017, Mr. Climaco also served as a Director of Perma-Fix Environmental Services, Inc. (NASDAQ: PESI). Further, from June 2, 2015 until July 11, 2017, Mr. Climaco served as the Executive Vice President of Perma-Fix Medical S.A., a majority-owned Polish subsidiary of Perma-Fix Environmental Services, Inc. On July 27, 2015, we entered into a Stock Subscription Agreement (the “Subscription Agreement”) and Tc-99m Supplier Agreement (the “Supply Agreement”) with Perma-Fix Medical. Under the terms of the Subscription Agreement, we invested $1 million in exchange for 71,429 shares of Perma-Fix Medical. Pursuant to the Supply Agreement, should Perma-Fix Medical successfully complete development of its Tc-99m resin, Perma-Fix Medical will supply us or our preferred nuclear pharmacy supplier with Tc-99m at a preferred rate and we will purchase agreed upon quantities of such Tc-99m for our nuclear imaging operations, either directly or in conjunction with our preferred nuclear pharmacy supplier. As of December 31, 2019, the fair market value of the Perma-Fix Medial securities is $0.043 million. In addition, in connection with the Subscription Agreement, our President and Chief Executive Officer was appointed to the Supervisory Board of Perma-Fix Medical.

Eberwein Guarantees

On March 29, 2019, in connection with our entry into the SNB Loan Agreement, Jeffrey Eberwein, the Chairman of our board of directors, entered into a Limited Guaranty Agreement (the “SNB Eberwein Guaranty”) with SNB pursuant to which he guaranteed to SNB the prompt performance of all the obligations of the borrowers under our credit facility with SNB to SNB, including the full payment of all indebtedness owed by such borrowers to SNB under or in connection with the SNB credit facility. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty are limited in the aggregate to the amount of (a) $1.5 million, plus (b) reasonable costs and expenses of SNB incurred in connection with the SNB Eberwein Guaranty. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty terminate upon our and the SNB credit facility borrowers achieving certain milestones set forth therein.

On January 31, 2020, contemporaneously with our execution and delivery of a Loan and Security Agreement with certain of our subsidiaries and Gerber (the “Star Loan Agreement”), which provides for a credit facility with borrowing availability of up to $2.5 million and matures on January 1, 2025, Mr. Eberwein executed and delivered a guaranty (the “Gerber Eberwein Guaranty”) to Gerber pursuant to which he guaranteed the performance of all the borrowers’ obligations under the Star Loan Agreement to Gerber, including the full payment of all indebtedness owing by such borrowers to Gerber under or in connection with the Star Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the Gerber Eberwein Guaranty are limited in the aggregate to the amount of (a) $2.5 million, plus (b) costs of Gerber incidental to the enforcement of the Gerber Eberwein Guaranty or any guaranteed obligations.

On March 5, 2020, contemporaneously with the execution and delivery of a First Amendment to Loan and Security Agreement with Gerber that amended a January 31, 2020 Loan Agreement (the “EBGL Loan Agreement”) between certain of our subsidiaries (the “EBGL Borrowers”) and Gerber, Mr. Eberwein executed and delivered a guaranty (the “EBGL Eberwein Guaranty”) to Gerber pursuant to which he guaranteed the performance of all the EBGL Borrowers’ obligations to Gerber under the EBGL Loan Agreement, including the full payment of all indebtedness owing by the EBGL Borrowers to Gerber under or in connection with the EBGL Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the EBGL Eberwein Guaranty are limited in the aggregate to the amount of (a) $500 thousand, plus (b) costs of Gerber incidental to the enforcement of the EBGL Eberwein Guaranty or any guaranteed obligations.

As a condition to a loan made by Premier Bank (“Premier”) to Glenbrook and EdgeBuilder pursuant to that certain Revolving Credit Loan Agreement, dated June 30, 2017, by and among Glenbrook, EdgeBuilder and Premier (the “Premier Loan Agreement”), Mr. Eberwein entered into a guaranty in favor of Premier, absolutely and unconditionally guaranteeing all of the borrowers’ obligations thereunder.

Eberwein Premier Participation

Pursuant to a certain Participation Agreement by and between Mr. Eberwein and Premier, which was signed on March 31, 2020 and was effective as of March 26, 2020, Mr. Eberwein purchased a ratable participation in, and assumed a ratable part of, the aggregate maximum principal amount of the outstanding balance of the loan under the Premier Loan Agreement in the amount of $0.25 million.

Put Option Agreement

In addition, prior to the effective time of the ATRM Merger, we entered into a put option purchase agreement with Mr. Eberwein, pursuant to which we have the right to require Mr. Eberwein to acquire up to 0.1 million shares of our Series A Preferred Stock at a price of $10.00 per share for aggregate proceeds of up to $1.0 million at any time, in our discretion, during the 12 months following the effective time of the ATRM Merger (the “Issuance Option”). In March 2020, Mr. Eberwein extended the Issuance Option through June 30, 2021. See “Description of Our Capital Stock and Securities Offered” for additional information about our Series A Preferred Stock.

ATRM Notes Payable

ATRM, our wholly owned subsidiary as a result of the ATRM Merger, has the following related party promissory notes outstanding:

(i)	Unsecured promissory note (principal amount of $0.6 million payable to Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”)), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on January 12, 2020 (the “January Note”). Mr. Eberwein is the sole manager of Lone Star Value Investors GP, LLC (“LSV GP”), the general partner of LSV Co-Invest I, and is the sole owner of LSV Co-Invest I. On November 13, 2019, LSV Co-Invest I extended the maturity date of the January Note from January 12, 2020, to the earlier of (i) October 1, 2020 and (ii) the date when the January Note is no longer subject to a certain Subordination Agreement dated January 12, 2018, as amended, in favor of Gerber.

(ii)	Unsecured promissory note (principal amount of $1.0 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on June 1, 2020 (the “June Note”). On November 13, 2019 LSV Co-Invest I also extended the maturity date of the June Note from June 1, 2020, to the earlier of (i) October 1, 2020 and (ii) the date when the January Note is no longer subject to a certain Subordinate Agreement dated June 1, 2018, as amended, in favor of Gerber Finance.

(iii)	Unsecured promissory note (principal amount of $0.3 million payable to Lone Star Value Management, LLC (“LSVM”)), with interest payable annually at a rate of 10.0% per annum (LSVM may elect to receive any interest payment entirely in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on November 30, 2020 (the “LSVM Note”). Mr. Eberwein is also the Chief Executive Officer of LSVM, which is the investment manager of Lone Star Value Investors, LP and LSV Co-Invest I.

LSVM and LSV Co-Invest I on July 17, 2019, waived any right to accelerate payment with respect to the ATRM Merger under the LSVM Note, the January Note, and the June Note. In March 2020, Mr. Eberwein, sole manager of LSV Co-Invest I and LSVM, provided us with a Letter of Support for the LSVM Note, the January Note, and the June Note indicating that the applicable holder of such notes will take no adverse action against ATRM for failure to pay the principal due on the applicable note by the maturity date and intends to work with us and ATRM to assure our financial success.

Subordination Agreement

LSVM and LSV Co-Invest I are party to subordination agreements with ATRM and Gerber pursuant to which LSVM and LSV Co-Invest I agreed to subordinate the obligations of ATRM under their unsecured promissory notes to the obligations of the borrowers to Gerber.

Acquisition of LSVM

On April 1, 2019, ATRM entered into a Membership Interest Purchase Agreement (the “LSVM Purchase Agreement”) with LSVM and Mr. Eberwein. Pursuant to the terms of the LSVM Purchase Agreement, Mr. Eberwein sold all of the issued and outstanding membership interests of LSVM to ATRM (the “LSVM Acquisition”) for a purchase price of $100.00, subject to a working capital adjustment provision. The LSVM Acquisition closed simultaneously with the execution and delivery of the LSVM Purchase Agreement, and was deemed effective as of January 1, 2019 for accounting purposes, as a result of which LSVM became a wholly-owned subsidiary of ATRM. Pursuant to the LSVM Purchase Agreement, the current assets as well as the $0.3 million promissory note issued by ATRM and current liabilities existing prior to January 1, 2019 remain with Mr. Eberwein. Cash contributions made by Mr. Eberwein subsequent to the ATRM Acquisition also exist as a payment due to Mr. Eberwein by ATRM. The LSVM Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for transactions of this type. LSVM was acquired by us as part of the ATRM Acquisition.

Adoption of Stock Repurchase Program

On October 31, 2018, our board of directors approved a stock repurchase program that will enable us to repurchase up to 200,000 shares of our common stock from time to time in market or private transactions. We believe that the program will help offset the dilutive impact of employee stock option exercises, and maximize the value of our common stock, and that the program reflects our belief in our strategy and operations and our commitment to our stockholders.

Under the stock repurchase program, we may purchase shares of our common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act of 1934, as amended (the “Exchange Act”), privately negotiated transactions, tender offers or any combination thereof. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by the board of directors. Repurchases under the stock repurchase program will be funded from our existing cash and cash equivalents or future cash flow and equity or debt financings. As of the date of this prospectus, we have repurchased zero shares of our common stock.

Corporate Information

We are a Delaware corporation, originally incorporated in California in November 1985, and we reincorporated in Delaware in January 1997. We have 19 wholly-owned subsidiaries. Our principal executive offices are located at 1048 Industrial Court, Suwanee, GA 30024, and our telephone number is (858) 726-1600. Our website is www.digirad.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial information set forth below is derived from our audited consolidated financial statements which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 (“2019 10-K”) filed on March 9, 2020. The summary consolidated financial information presented is only a summary of consolidated financial data and should be read in conjunction with the consolidated financial statements and the accompanying notes thereto, included in our 2019 10-K. In addition, the summary consolidated financial information set forth below should be read in conjunction with the information presented under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 10-K.

Consolidated Statements of Operations Data

	Year Ended December 31,
	2019	2018
(in thousands, except per share data)

Total revenues	$114,185	$104,180
Total cost of revenues	92,070	85,909
Gross profit	22,115	18,271
Operating expenses
Selling, general and administrative	21,575	20,456
Amortization of intangible assets	1,794	1,377
Merger and financing costs	2,342	—
Goodwill impairment	—	476
Loss on sale of buildings	232	507
Total operating expenses	25,943	22,816
Loss from operations	(3,828)	(4,545)
Other expense, net	(133)	(61)
Interest expense, net	(1,156)	(751)
Loss on extinguishment of debt	(151)	(43)
Total other expense	(1,440)	(855)
Loss before income taxes	(5,268)	(5,400)
Income tax benefit	375	1,561
Net loss from continuing operations	(4,893)	(3,839)
Net income from discontinued operations	266	4,575
Net (loss) income	$(4,627)	$736

Basic and diluted net (loss) income per common share attributable to common stockholders	$(2.56)	$0.37

Consolidated Balance Sheet Data

	As of December 31, 2019
		Pro Forma As
	Actual	Adjusted (1)
	(in thousands)
Cash and cash equivalents	$1,821	$
Working capital (net) (2)	1,371
Total current assets	29,549
Total assets	90,560
Total current liabilities, including current portion of long term debt	28,178
Total long term debt	17,038
Total liabilities	49,863
Total mezzanine equity and stockholders’ equity	40,697

(1)	The pro forma as adjusted condensed consolidated balance sheet data gives effect to our issuance and sale of [●] shares of common stock in this offering at $[●] per share, assuming net proceeds of approximately $[●] million, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering.

(2)	Working capital is defined as current assets less current liabilities.

Use of Non-GAAP Financial Measurements

The following non-GAAP (defined below) financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP EBITDA and adjusted EBITDA financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company’s business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. Specifically, the table below presents the non-GAAP financial measure “EBITDA” (defined as earnings before interest, taxes, depreciation, amortization) and “Adjusted EBITDA” (defined as earnings before interest, taxes, depreciation, amortization adjusted for stock-based compensation and other one-time transaction costs such as mergers and acquisitions, financings and other extraordinary items), respectively. The most directly comparable measures for these non-GAAP financial measure are net income and diluted net income per share. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that EBITDA and Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results.

We believe that the use of EBITDA and Adjusted EBITDA provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other businesses which may present similar non-GAAP financial measures to investors. We believe that EBITDA and Adjusted EBITDA are useful measures because they normalize operating results by excluding non-recurring gains, losses and other items and help to demonstrate how much cash we are able to generate annually. In addition, you should be aware when evaluating EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate IBITDA and Adjusted EBITDA in the same fashion.

Our management does not consider EBITDA and Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of EBITDA and Adjusted EBITDA are that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Some of these limitations are:

a.	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

b.	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

c.	EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

d.	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

e.	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

f.	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. You should review the reconciliation of net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Net income (loss) from continuing operations	$(4,893)	$(3,839)
Depreciation and amortization	8,075	8,706
Interest expense	1,156	751
Income tax benefit	(375)	(1,561)
EBITDA from continuing operations	3,963	4,057
Unrealized (gain) loss on equity securities (1)	(62)	62
Restructuring costs (2)	121	93
Goodwill impairment	—	476
Loss on extinguishment of debt (3)	151	43
Stock-based compensation	540	634
Write-off of Star Real Estate Holding Assets	143	—
Loss on sale of buildings	232	507
Transaction costs (4)	2,342	91
Write off of preferred stock issuance cost (5)	273	—

Adjusted EBITDA from continuing operations	$7,703	$5,963

(1)	Reflects change in fair value of investments in equity securities.

(2)	Reflects severance related costs.

(3)	Reflects write-off of unamortized deferred financing costs associated with our Comerica Credit Agreement.

(4)	Reflects legal and other costs related to the ATRM merger and HoldCo Conversion.

(5)	Reflects write-off of costs related to a potential offering of preferred stock the Company does not expect to complete.

THE OFFERING

The following summary contains basic terms about this offering and our common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the Risk Factors beginning on page 24 of this prospectus. For a more complete description of the terms of the common stock, see the section of this prospectus entitled “Description of Our Capital Stock.”

Issuer:	Digirad Corporation

Shares offered:	[●] shares of common stock. Certain of our officers and directors or their families and affiliates may purchase shares of the common stock in this offering on the same terms as the public.

Over-allotment option:	We have granted the underwriters an option to purchase up to [●] additional shares of common stock solely to cover over-allotments, if any.

Offering price:	$[●] per share of common stock.

Pre-funded warrants offered by us:	We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant will equal the public offering price at which shares are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant included will be $0.01 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. Any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of our outstanding shares of common stock will be subject to our consent. For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

Common stock to be outstanding after this offering:	[●] shares, assuming all shares offered by this prospectus are sold and assuming no sale of pre-funded warrants (or [●] shares if the over-allotment option is exercised in full and no sale of pre-funded warrants).

Use of proceeds:	We estimate that our net proceeds from the offering will be approximately $[●] million (approximately $[●] million if the underwriter’s over-allotment option is exercised in full) before deducting estimated offering expenses of approximately $[●] million. We intend to use approximately $[●] of the net proceeds from this offering to fund the KBS Projects (three modular housing projects to be constructed in New England pursuant to federal and state governmental contracts), and the remainder (if any) for working capital and for other general corporate purposes.

Risk factors:	You should read the “Risk Factors” section of this prospectus as well as all other information included in this prospectus, including the information in the documents incorporated by reference into this prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any securities in this offering.

Lock-up:	We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 90 days after this offering is completed without the prior written consent of Maxim.

Transfer agent:	The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company.

National securities exchange listing:	Our common stock is listed on the Nasdaq Global Market under the symbol “DRAD”. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

The number of shares of our common stock to outstanding before and after this offering is based on 2,055,158 shares of common stock outstanding as of the date of this prospectus and excludes, as of such date:

●	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;
●	40,621 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;
●	72,989 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan; and
●	[●] shares of common stock issuable upon the exercise of the warrant granted to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis (and the shares of common stock issuable upon exercise of the pre-funded warrants would be at an exercise price of $0.01 per share), (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the underwriter’s warrant listed above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our securities. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and our future prospects would likely be materially and adversely affected. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. In addition, you should also carefully consider the other risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission after the date of this prospectus and that are incorporated by reference herein.

Risks Related to this Offering

We have significant discretion over the use of the net proceeds from this offering.

Our net proceeds from this offering are expected to be approximately $[●] million, assuming no exercise of the underwriter’s over-allotment option. We intend to use approximately $[●] of the net proceeds from this offering to fund the KBS Projects (three modular housing projects to be constructed in New England pursuant to federal and state governmental contracts), and the remainder (if any) for working capital and for other general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital if needed may have an adverse impact on our business and operations.

While we had net income of approximately $0.74 million for the year ended December 31, 2018, we had a net loss of approximately $4.63 million for the year ended December 31, 2019, and our net loss attributable to common stockholders was approximately $2.56 per share for the year ended December 31, 2019. We may incur additional net losses in the future, and we may experience quarter-to-quarter fluctuations in revenues, expenses, and losses, some of which may be significant.

Assuming all shares offered by this prospectus are sold, we estimate that we will receive net proceeds of approximately $[●] million from the sale of common stock offered by us in this offering, based on the assumed public offering price of $[●] per share (the last reported sale price of our common stock on the Nasdaq Global Market on [●], 2020), and after deducting the estimated underwriting fees and estimated offering expenses payable by us. In the event of a decrease in the net proceeds to us from this offering as a result of a decrease in the assumed public offering price per share or the number of shares offered by us, we may need to scale back or eliminate certain of our business plans or to raise additional capital sooner than we anticipate. However, we may not be able to raise additional funds on acceptable terms, or at all. Conditions in the capital markets and the financial services industry may make equity and debt financing more difficult to obtain, and may negatively impact our ability to complete financing transactions. Any debt financing, if available, may involve restrictive covenants, such as limitations on our ability to incur additional indebtedness and other operating restrictions that could adversely impact our ability to conduct our business.

We face risks related to health pandemics and other widespread outbreaks of contagious disease, including the novel coronavirus, COVID-19, which could significantly disrupt our operations and impact our financial results.

Our business has been disrupted and could be materially adversely affected by the recent outbreak of COVID-19. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce. Global health concerns, such as coronavirus, could also result in social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate. The future progression of the outbreak and its effects on our business and operations are uncertain. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, including downturns in global economies and financial markets that could affect our future operating results. Any adverse impact on our results and financial condition could have a negative impact on our ability to comply with certain financial covenants in certain of our loan agreements (as described further below) and on your investment in our common stock.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $[●] per share of common stock being sold in this offering, and our net tangible book value as of March 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $[●] per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we issue additional shares of common stock, or securities convertible into or exchangeable or exercisable for shares of common stock, our stockholders, including investors who purchase shares of common stock and accompanying warrants in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as stockholders of shares of common stock until such holders exercise their pre-funded warrants and acquire our shares of common stock, except as set forth in the pre-funded warrants.

Except as set forth in the pre-funded warrants, until holders of pre-funded warrants acquire our shares of common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants have no rights with respect to our shares of common stock underlying such pre-funded warrants exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a stockholder of shares of common stock only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.01 per share of common stock. Moreover, following this offering, the market value of the pre-funded warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the pre-funded warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of a future sale of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditor’s provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

If we cannot continue to satisfy the Nasdaq Capital Market continued listing standards and other Nasdaq rules, our common stock could be delisted, which would harm our business, the trading price of our common stock, our ability to raise additional capital and the liquidity of the market for our common stock.

Our common stock is currently listed on the Nasdaq Global Market. To maintain the listing of our common stock on the Nasdaq Global Market, we are required to meet certain listing requirements, including, among others, either: (i) a minimum closing bid price of $1.00 per share, a market value of publicly held shares (excluding shares held by our executive officers, directors and 10% or more stockholders) of at least $5 million and stockholders’ equity of at least $10 million; or (ii) a minimum closing bid price of $1.00 per share, a market value of publicly held shares (excluding shares held by our executive officers, directors and 10% or more stockholders) of at least $15 million and total assets of at least $50 million and total revenue of at least $50 million (in the latest fiscal year or in two of the last three fiscal years).

There is no assurance that we will be able to maintain compliance with the minimum closing price requirement and other listing requirements. In the event that we fail to maintain compliance with Nasdaq listing requirements for 30 consecutive trading days, our common stock may be delisted from the Nasdaq Global Market. If our common stock were to be delisted from Nasdaq and was not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our securities would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our securities to decline.

We may be limited in our ability to utilize, or may not be able to utilize, net operating loss carryforwards to reduce our future tax liability as a result of this offering.

As disclosed in our most recent Annual Report on Form 10-K, under Section 382 of the Code (as defined below) if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss (“NOL”) carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. This offering may, alone or in conjunction with other changes in our stock ownership that we cannot control, result in an “ownership change.” We may also experience ownership changes in the future as a result of strategic transactions or partnerships, equity offerings and other shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards and other deferred tax assets to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, similar limitations may apply at the state level and there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

If we become a personal holding company, our results could be negatively impacted.

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value (by reference to all common, preferred and all other classes of stock) (the “Ownership Test”) and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents) (the “Income Test”).

Based on our knowledge, we believe we meet the Ownership Test discussed above. However, based on our present operations and income sources, we believe that we will not meet the Income Test, and as a result we should not be treated as a PHC for the foreseeable future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income (without the benefit of any federal net operating loss carry forward), subject to certain adjustments. We can give no assurance that we will not become a PHC in the future.

Risks Related to Our Business and Industry

Our HoldCo Conversion and related acquisitions or investments could involve unknown risks that could harm our business and adversely affect our financial condition.

We are in the process of becoming a diversified holding company with interests in a variety of industries and market sectors. The real estate acquisitions that we have made under our SRE real estate division and the pending and future acquisitions that we consummate will involve unknown risks, some of which will be particular to the industry in which the acquisition target operates. Although we intend to conduct extensive business, financial, and legal due diligence in connection with the evaluation of all our acquisition and investment opportunities, there can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us. We may be unable to adequately address the financial, legal, and operational risks raised by such acquisitions or investments, especially if we are unfamiliar with the industry in which we invest. The realization of any unknown risks could prevent or limit us from realizing the projected benefits of the acquisitions or investments, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt will be subject to the specific risks applicable to any company we acquire or in which we invest.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could materially harm our business.

We rely on information technology and systems, including the Internet, commercially available software, and other applications, to process, transmit, store, and safeguard information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include personal identifying information and other valuable or confidential information. If we experience material failures, inadequacies, or interruptions or security failures of our information technology, we could incur material costs and losses. Further, third-party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to us or to our customers. We rely on commercially available systems, software, tools, and monitoring, as well as other applications and internal procedures and personnel, to provide security for processing, transmitting, storing, and safeguarding confidential information such as personally identifiable information related to our employees and others, information regarding financial accounts, and information regarding customers and vendors. We take various actions, and we incur significant costs, to maintain and protect the operation and security of our information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems’ improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of information. Security breaches, computer viruses, attacks by hackers, online fraud schemes, and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets, or unauthorized disclosure of confidential information. For example, in April 2019, we became aware that we had been a victim of criminal fraud commonly referred to as “business email compromise fraud.” The incident involved the impersonation of an officer of the Company and improper access to his email, resulting in the transfer by the Company of funds to a third-party account.

Despite any defensive measures we take to manage threats to our business, our risk and exposure to these matters remain heightened because of, among other things, the evolving nature of such threats in light of advances in computer capabilities, new discoveries in the field of cryptography, new and sophisticated methods used by criminals including phishing, social engineering, or other illicit acts, or other events or developments that we may be unable to anticipate or fail to adequately mitigate. Any failure to maintain the security, proper function and availability of our information technology and systems, or certain third-party vendors’ failure to similarly protect their information technology and systems that are relevant to our operations, or to safeguard our business processes, assets, and information could result in financial losses, interrupt our operations, damage our reputation, cause us to be in default of material contracts, and subject us to liability claims or regulatory penalties, any of which could materially and adversely affect us.

We may not be able to achieve the anticipated synergies and benefits from business acquisitions.

Part of our business strategy is to acquire businesses that we believe can complement or expand our current business activities, both financially and strategically. On September 10, 2019, Digirad acquired ATRM and its subsidiaries, including KBS, EdgeBuilder and Glenbrook with these synergistic benefits in mind. Previously, Digirad acquired PRHC and its subsidiaries, (including DMS Heath) on January 1, 2016; MD Office on March 5, 2015; and Telerhythmics on March 13, 2014, which Digirad subsequently sold on October 31, 2018. Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, loss of customers, regulatory changes that are not anticipated, difficulties in integrating personnel and human resource programs, integrating ERP systems and other infrastructures, general underperformance of the business under Digirad control versus the prior owners, unanticipated expenses and liabilities, and the impact on its internal controls of compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002. There is no guarantee that its acquisitions will increase the profitability and cash flow of Digirad, and its efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced, and could potentially result in the impairment of its investment in these businesses.

There can be no assurances that we will be successful as a diversified holding company.

Part of Digirad’s strategy is to become a diversified holding company through the acquisition of businesses that, Digirad believes, will realize a material benefit from being part of a larger holding company structure, both financially and strategically. There can be no assurances that Digirad will find suitable acquisition targets that will enable Digirad to successfully realize its conversion into a diversified holding company, and even if such targets are identified, there can be no assurances that Digirad can negotiate and complete such acquisitions on attractive terms.

If Digirad is unable to make successful acquisitions, its ability to grow its business could be adversely affected and its conversion to a diversified holding company structure may not succeeds. If Digirad succeed in making suitable acquisitions, Digirad may not be able to obtain the expected profitability or other benefits in the short or long term from such acquisitions.

Acquisitions, including the ATRM Acquisition, involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, loss of customers, regulatory changes that are not anticipated, difficulties in integrating personnel and human resource programs, integrating ERP systems and other infrastructures under Company control, unanticipated expenses and liabilities, and the impact on its internal controls of compliance with the regulatory requirements under the Sarbanes- Oxley Act of 2002. There is no guarantee that its acquisitions will increase the profitability and cash flow of Digirad, and its efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated benefits from acquisitions may be delayed or substantially reduced. In addition, its leadership team’s attention may also be diverted by any historical or potential acquisitions.

We are subject to particular risks associated with real estate ownership, which could result in unanticipated losses or expenses.

Following our recent acquisition of real estate, our business is subject to many risks that are associated with the ownership of real estate. For example, if our tenants do not renew their leases or default on their leases, we may be unable to re-lease the facilities at favorable rental rates. Other risks that are associated with real estate acquisition and ownership include, without limitation, the following:

●	general liability, property and casualty losses, some of which may be uninsured;

●	the inability to purchase or sell our assets rapidly to respond to changing economic conditions, due to the illiquid nature of real estate and the real estate market;

●	leases which are not renewed or are renewed at lower rental amounts at expiration;

●	the default by a tenant or guarantor under any lease;

●	costs relating to maintenance and repair of our facilities and the need to make expenditures due to changes in governmental regulations, including the Americans with Disabilities Act;

●	environmental hazards created by prior owners or occupants, existing tenants, mortgagors or other persons for which we may be liable;

●	acts of God affecting our properties; and

●	acts of terrorism affecting our properties.

Our revenues may decline due to reductions in Medicare and Medicaid reimbursement rates.

The success of our business is largely dependent upon our medical professional customers’ ability to provide diagnostic care to their patients in an economically sustainable manner, either through the purchase of our imaging systems or using our diagnostic services, or both. Our customers are directly impacted by changes (decreases and increases) in governmental and private payor reimbursements for diagnostic services. We are directly and indirectly impacted by changes in reimbursements. In our businesses, where we are indirectly affected by reimbursement changes, we make every effort to act as business partners with our physician customers. For example, in 2010, we proactively adjusted our diagnostic imaging services rates down due to the dramatic reimbursement declines that our customers experienced from the Centers for Medicare & Medicaid Services. Reimbursements remain a source of concern for our customers and downward pressure on reimbursements causes greater pricing pressure on our services and influences the buying decisions of our customers. Although the gap is closing, hospital reimbursements remain higher than in-office reimbursements. Our Diagnostic Imaging segment’s products are targeted to serve the hospital market. A smaller portion of our Diagnostic Services business segment operates in the hospital market.

Reductions in reimbursements could significantly impact the viability of in-office imaging performed by independent physicians, as well as the viability of our cardiac event monitoring services business. The historical decline in reimbursements in diagnostic imaging has resulted in cancellations of imaging days in our Diagnostic Services business and the delay of purchase and service decisions by our existing and prospective customers in our Diagnostic Imaging business.

Our Diagnostic Services revenues may decline due to changes in diagnostic imaging regulations and the use of third party benefit managers by states and private payors to drive down diagnostic imaging volumes.

Nuclear medicine is a “designated health service” under the federal physician self-referral prohibition law known as the “Stark Law,” which states that a physician may not refer designated health services to an entity with which the physician or an immediate family member has a financial relationship, unless a statutory exception applies. Our business model and service agreements are structured to enable our physician customers to meet the statutory in-office ancillary services (“IOAS”) exception to the Stark Law, allowing them to perform nuclear diagnostic imaging services on their patients in the convenience of their own office. From time-to-time, the Centers for Medicare and Medicaid Services and Congress have proposed to modify the IOAS to further limit or eliminate this exception. Various lobbying organizations, including the Medicare Payment Advisory Commission (“MedPAC”), in the past have pushed for, discussed, and recommended that Congress limit the availability of the IOAS exception in order to reduce federal healthcare costs. Legislation has been introduced in prior Congresses to modify or eliminate the exception, but has not been enacted. The outcome of these efforts is uncertain at this time; however, the limitation or elimination of the IOAS exception could significantly impact our Diagnostic Services business segment as currently structured.

Our customers who perform imaging services in their office also experience the continuing efforts by some private insurance companies to reduce healthcare expenditures by hiring radiology benefit managers to help them manage and limit imaging. The federal government has also set aside monies in the 2009 recession recovery acts to hire radiology benefit managers to provide image management services to Medicare/Medicaid and MedPAC has recommended and the Centers for Medicare & Medicaid Services has, in the past, proposed legislation requiring Medicare physicians who engage in a relatively high volume of medical imaging be required to obtain pre-authorization through a radiology benefit manager. A radiology benefit manager is an unregulated entity that performs various functions for private payors and managed care organizations. Radiology benefit manager activities can include pre-authorization for imaging procedures, setting and enforcing standards, approving which contracted physicians can perform the services, such as requiring even the most experienced and highly qualified cardiologists to obtain additional board certifications, or interfering with the financial decision of the private practitioner by requiring them to own their own imaging system and not allowing them to lease the system. The radiology benefit managers often do not provide written documentation of their decisions or an appeals process, leaving leasing physicians unable to challenge their decisions with the carrier or the state insurance department. Unregulated radiology benefit manager activities have and could continue to adversely affect our physician customers’ ability to receive reimbursement, therefore impacting our customers’ decision to utilize our Diagnostic Services imaging services.

Manufacturing and providing service for our nuclear imaging cameras is highly dependent upon the availability of certain suppliers, thereby making us vulnerable to supply problems that could harm our business.

Our manufacturing process within Diagnostic Imaging, and our warranty and post-warranty camera support business, rely on a limited number of third parties to supply certain key components and manufacture our products. Alternative sources of production and supply may not be readily available or may take several months to scale-up and develop effective production processes. If a disruption in the availability of parts or in the operations of our suppliers were to occur, our ability to have gamma cameras built as well as our ability to provide support could be materially adversely affected. In certain cases, we have developed backup plans and have alternative procedures should we experience a disruption. However, if these plans are unsuccessful or if we have a single source, delays in the production and support of our gamma cameras for an extended period of time could cause a loss of revenue and/or higher production and support costs, which could significantly harm our business and results of operations.

Our Diagnostic Services and portions of our Mobile Healthcare operations are highly dependent upon the availability of certain radiopharmaceuticals, thereby making us vulnerable to supply problems and price fluctuations that could harm our business.

Both our Diagnostic Service business and portions of our Mobile Healthcare business involve the use of radiopharmaceuticals. There is a limited number of major nuclear reactors supplying medical radiopharmaceuticals worldwide and there is no guarantee that the reactors will remain in good repair or that our supplier will have continuing access to ample supply of our radiopharmaceutical product. If we are unable to obtain an adequate supply of the necessary radiopharmaceuticals, we may be unable to utilize our personnel and equipment through our in-office service operations, or the volume of our services could decline and our business may be adversely affected. Shortages can also cause price increases that may not be accounted for in third party reimbursement rates, thereby causing us to lose margin or require us to pass increases on to our physician customers.

We compete against businesses that have greater resources and different competitive strengths.

The market for mobile diagnostic services and diagnostic imaging systems is limited and has experienced some declines in the past. Some of our competitors have greater resources and a more diverse product offering than we do. Some of our competitors also enjoy significant advantages over us, including greater brand recognition, greater financial and technical resources, established relationships with healthcare professionals, larger distribution networks, and greater resources for product development and capital expenditures, as well as more extensive marketing and sales resources. If we are unable to expand our current market share, our revenues and related financial condition could decline.

Our quarterly and annual financial results are difficult to predict and are likely to fluctuate from period to period.

We have historically experienced seasonality in all of our businesses, volatility due to the changing healthcare environment, the variable supply of radiopharmaceuticals, and downturns based on the changing U.S. economy. While our customers are typically obligated to pay us for imaging days to which they have committed, our contracts permit some flexibility in scheduling when services are to be performed. We cannot predict with certainty the degree to which seasonal circumstances such as the summer slowdown, winter holiday vacations, and weather conditions may affect the results of our operations. We have also experienced fluctuations in demand of our diagnostic imaging product sales due to economic conditions, capital budget availability, and other financial or business reasons. In addition, due to the way that customers in our target markets acquire our products, a large percentage of our products are booked during the last month of each quarterly accounting period, and often there can be a large amount in the last month of the year. As such, a delivery delay of only a few days may significantly impact quarter-to-quarter comparisons of our results of operations. Moreover, the sales cycle for all of our capital products is typically lengthy, particularly in the hospital market, which may cause us to experience significant revenue fluctuations.

We spend considerable time and money complying with federal and state laws, regulations, and other rules, and if we are unable to fully comply with such laws, regulations, and other rules, we could face substantial penalties.

We are directly, or indirectly through our customers, subject to extensive regulation by both the federal government and the states in which we conduct our business, including: the federal Medicare and Medicaid anti-kickback laws and other Medicare laws, regulations, rules, manual provisions, and policies that prescribe requirements for coverage and payment for services performed by us and our physician customers; the federal False Claims statutes; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended in 2009 under the HITECH Act that places direct legal obligations and higher liability on us with respect to the security and handling of personal health information; the Stark Law; the federal Food, Drug and Cosmetic Act; federal and state radioactive materials laws; state food and drug and pharmacy laws and regulations; state laws that prohibit the practice of medicine by non-physicians and fee-splitting arrangements between physicians and non-physicians; state scope-of-practice laws; and federal rules prohibiting the mark-up of diagnostic tests to Medicare under certain circumstances. If our customers are unable or unwilling to comply with these statutes, regulations, rules, and policies, rates of our services and products could decline and our business could be harmed. Additionally, new government mandates will require us to provide a certain baseline of health benefits and premium contribution for our employees and their families or pay governmental penalties. Some of these costs are not tax deductible. We have opted to provide this coverage to our employee base in order to maintain retention of qualified medical technicians and other professionals rather than plan to pay penalties to the government. Either option will result in additional costs to us and could negatively impact our cash reserves.

We maintain a compliance program to identify and correct any compliance issues and remain in compliance with all applicable laws, to train employees, to audit and monitor our operations, and to achieve other compliance goals. Like most companies with compliance programs, we occasionally discover compliance concerns. In such cases, we take responsive action, including corrective measures when necessary. There can be no assurance that our responsive actions will insulate us from liability associated with any detected compliance concerns.

If our past or present operations are found to be in violation of any of the laws, regulations, rules, or policies described above or the other laws or regulations to which we or our customers are subject, we may be subject to civil and criminal penalties, damages, fines, exclusion from federal or state healthcare programs, or the curtailment or restructuring of our operations. Similarly, if our physician customers are found to be non-compliant with applicable laws, they may be subject to sanctions that could have a negative impact on us. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, regulations, rules, and policies, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly.

Healthcare policy changes could have a material adverse effect on our business.

In response to perceived increases in healthcare costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators, and third-party payers to control these costs and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products, and could limit the acceptance and availability of our products. The adoption of some or all of these proposals could have a material adverse effect on our financial position and results of operations.

Any intrusions or attacks on our information technology infrastructure could impact our ability to conduct operations and could subject us to fines, penalties, and lawsuits related to healthcare privacy laws.

The operation of our business includes use of complex information technology infrastructures, access to the information technology networks of our customers, as well as the collection of storing of patient information that is subject to HIPAA. In recent years, attacks on corporate information technology infrastructures have become more common and more sophisticated. Attacks can range from attempts that are routinely blocked by security and related infrastructure, to intrusions that disrupt activity temporarily, to extensive intrusions that severely impact or disable a network, including ransomware that holds a network hostage until the impacted company pays a fee to the attacker. Further, attacks can specifically impact patient information stored on such networks, requiring a widespread notice to the affected population, which can be very costly. Any successful attack on our network could severely impact our ability to conduct operations and could result in lost customers. Though we carry customary insurance for notification events in the event of a patient information breach under HIPAA, our coverage may not be sufficient to cover every situation, and any notification could severely impact our customer confidence and operations.

We are subject to risks associated with self-insurance related to health benefits.

To help control our overall long-term costs associated with employee health benefits, we are self-insured up to certain limits for our health plans. As such, we are subject to risks associated with self-insurance of these health plan benefits. To limit our exposure, we have third party stop-loss insurance coverage for both individual and aggregate claim costs. However, we could still experience unforeseen and potentially significant fluctuations in our healthcare costs based on a higher than expected volume of claims below these stop-loss levels. These fluctuations could have a material adverse effect on our financial position and results of operations.

A portion of our operations are located in a facility that may be at risk from fire, earthquakes, or other disasters.

Final assembly in our manufacturing process and significant portions of our inventory are located in a single facility in Poway, California, near known fire areas and earthquake fault zones. Future natural disasters could cause substantial delays in our operations and cause us to incur additional expenses. Although we have taken precautions to insure our facilities and continuing operations, as well as provide for offsite back-up of our information systems, this may not be adequate to cover our losses in any particular case. A disaster could significantly harm our business and results of operations.

The medical device industry is litigious, which could result in the diversion of our management’s time and efforts, and require us to incur expenses and pay damages that may not be covered by our insurance.

Our operations entail risks of claims or litigation relating to product liability, radioactive contamination, patent infringement, trade secret disclosure, warranty claims, vendor disputes, product recalls, property damage, misdiagnosis, breach of contract, personal injury, and death. Any litigation or claims against us, or claims we bring against others, may cause us to incur substantial costs, could place a significant strain on our financial resources, divert the attention of our management from our core business, and harm our reputation. We may incur significant liability in the event of any such litigation, regardless of the merit of the action. If we are unable to obtain insurance, or if our insurance is inadequate to cover claims, our cash reserves and other assets could be negatively impacted. Additionally, costs associated with maintaining our insurance could become prohibitively expensive, and our ability to become or remain profitable could be diminished.

If we cannot provide quality technical and applications support, we could lose customers and our business and prospects will suffer.

The placement of our products and the introduction of our technology at new customer sites requires the services of highly trained technical support personnel. Hiring technical support personnel is very competitive in our industry due to the limited number of people available with the necessary scientific and technical backgrounds and ability to understand our technology at a technical level. To effectively support potential new customers and the expanding needs of current customers, we will need to expand our technical support staff. If we are unable to attract, train or retain the number of highly qualified technical services personnel that our business needs, our business and prospects will suffer.

Our long-term results depend upon our ability to improve existing products and services and introduce and market new products and services successfully.

Our business is dependent on the continued improvement of our existing products and services and our development of new products and services utilizing our current or other potential future technology. As we introduce new products and services or refine, improve or upgrade versions of existing products and services, we cannot predict the level of market acceptance or the amount of market share these products and services will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products or services in the future.

We generally sell our products and services in industries that are characterized by rapid technological changes, frequent new product introductions and changing industry standards. If we do not develop new products and services and product enhancements based on technological innovation on a timely basis, our products and services may become obsolete over time and our revenues, cash flow, profitability and competitive position may suffer. Our success will depend on several factors, including our ability to:

●	correctly identify customer needs and preferences and predict future needs and preferences;

●	allocate our research and development funding to products and services with higher growth prospects;

●	anticipate and respond to our competitors’ development of new products, services, and technological innovations;

●	innovate and develop new technologies and applications, and acquire or obtain rights to third-party technologies that may have valuable applications in the markets we serve;

●	recruit, train, retain, motivate, and integrate key personnel, including our research and development, manufacturing, and sales and marketing personnel; and

●	successfully commercialize new technologies in a timely manner, price them competitively and manufacture and deliver sufficient volumes of new products of appropriate quality on time.

Even if we successfully innovate and develop new products, services and product enhancements, we may incur substantial costs in doing so, and our profitability may suffer.

If we do not successfully manage the development and launch of new products and services, our financial results could be adversely affected.

We may face risks associated with launching new products and services. If we encounter development or manufacturing challenges or discover errors during our product development cycle, the product launch dates of new products and services may be delayed. The expenses or losses associated with unsuccessful product development or launch activities or lack of market acceptance of our new products and services could adversely affect our business or financial condition.

Undetected errors or defects in our products could harm our reputation or decrease market acceptance of our products.

Our products may contain undetected errors or defects when first introduced or as new versions or new products are released. Disruptions affecting the introduction or release of, or other performance problems with, our products may damage our customers’ businesses and could harm their and our reputation. If that occurs, we may incur significant costs, the attention of our key personnel could be diverted, or other significant customer relations problems may arise. We may also be subject to warranty and liability claims for damages related to errors or defects in our products. In addition, if we do not meet industry or quality standards, if applicable, our products may be subject to recall. A material liability claim, recall, or other occurrence that harms our reputation or decreases market acceptance of our products could harm our business and operating results.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our success depends, in part, on our ability to protect our proprietary rights to the technologies used in our products. If we fail to protect and/or maintain our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, and/or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.

We do not have any pending patent applications. We cannot assure investors that we will continue to innovate and file new patent applications, or that if filed any future patent applications will result in granted patents. Further, we cannot predict how long it will take for such patents to issue, if at all. It is possible that, for any of our patents that have issued or that may issue in the future, our competitors may design their products around our patented technologies. Further, we cannot assure investors that other parties will not challenge any patents granted to us, or that courts or regulatory agencies will hold our patents to be valid, enforceable, and/or infringed. We cannot guarantee investors that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge or challenges to our patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:

●	we may not have been the first to make the inventions claimed or disclosed in our issued patents;

●	we may not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”), which could result in substantial cost to us, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that our granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

●	other parties may independently develop similar or alternative products and technologies or duplicate any of our products and technologies, which can potentially impact our market share, revenue, and goodwill, regardless of whether intellectual property rights are successfully enforced against these other parties;

●	it is possible that our issued patents may not provide intellectual property protection of commercially viable products or product features, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

●	we may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of our patents or patent applications that we may to file;

●	we take efforts and enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce our intellectual property rights, including possible efforts to enforce rights against us;

●	we may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

●	we may not develop additional proprietary products and technologies that are patentable, or we may develop additional proprietary products and technologies that are not patentable;

●	the patents or other intellectual property rights of others may have an adverse effect on our business; and

●	we apply for patents relating to our products and technologies and uses thereof, as we deem appropriate. However, we or our representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or we or our representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct or indirect competition. If our intellectual property does not provide adequate coverage of our competitors’ products, our competitive position could be adversely affected, as could our business.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.

In addition to pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets and/or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Moreover, if a party having an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized and inadvertent disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, the outcome would be unpredictable, and any remedy may be inadequate.

In addition, competitors could purchase our products and attempt to replicate and/or improve some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design their products around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect our market share against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

We may need to enter into license agreements in the future.

We may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance our research or commercialization of our current or future products, and we cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation.

If we are sued for infringing intellectual property rights of third parties, it would be costly and time consuming, and an unfavorable outcome in that litigation could have a material adverse effect on our business.

Our success also depends on our ability to develop, manufacture, market and sell our products and perform our services without infringing the proprietary rights of third parties. Numerous U.S. issued patents and pending patent applications owned by third parties exist in the fields in which we are developing products and services. As part of a business strategy to impede our successful commercialization and entry into new markets, competitors may allege that our products and/or services infringe their intellectual property rights.

We could incur substantial costs and divert the attention of our management and technical personnel in defending ourselves against claims of infringement made by third parties. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on our ability to conduct our business and our finances. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer one or more products or services and could result in a substantial award of damages against us. Intellectual property litigation can be very expensive, and we may not have the financial means to defend ourselves.

Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents upon which our products or proprietary technologies may infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or any of our products. If a third-party claims that we infringe upon a third-party’s intellectual property rights, we may have to:

●	seek to obtain licenses that may not be available on commercially reasonable terms, if at all;

●	abandon any product alleged or held to infringe, or redesign our products or processes to avoid potential assertion of infringement;

●	pay substantial damages including, in exceptional cases, treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes upon or violates the third-party’s rights;

●	pay substantial royalties or fees or grant cross-licenses to our technology; or

●	defend litigation or administrative proceedings that may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Our issued patents could be found invalid or unenforceable if challenged in court or at the Patent Office or other administrative agency, which could have a material adverse impact on our business.

Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. If we were to initiate legal proceedings against a third party to enforce a patent related to one of our products or services, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, as are validity challenges by the defendant against the subject patent or other patents before the USPTO. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO, or made a misleading statement, during prosecution. Additional grounds for an unenforceability assertion include an allegation of misuse or anticompetitive use of patent rights, and an allegation of incorrect inventorship with deceptive intent. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome is unpredictable following legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the Patent Office. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful.

Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents that have issued or that may issue in the future, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable, and/or being interpreted narrowly and could impact the validity or enforceability positions of our other patents. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, an adverse outcome in such litigation or proceedings may expose us to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

We may make financial investments in other businesses that may lose value.

As we look for the best ways to deploy our capital and maximize our returns for our businesses and shareholders, we may make financial investments in other businesses or processes for purposes of enhancing our supply chain, creating financial returns, strategic developments, or other purposes. These investments may be speculative in nature, and there is no guarantee that we will experience a financial return and we may lose our entire principal balance if not successful.

Our mobile healthcare fleet is highly utilized; any downtime in our assets could have a material impact on our revenues and costs.

Our Mobile Healthcare business unit utilizes a fleet of highly sophisticated imaging and related transportation assets that require nearly 100% uptime to service our customer needs. Though we utilize an array of highly competent service providers to support our imaging fleet, imaging and related transportation machines can experience unproductive downtime. Any downtime of our imaging fleet could have near term impacts on our revenues and underlying costs.

Our goodwill and other long-lived assets are subject to potential impairment that could negatively impact our earnings.

A significant portion of our assets consists of goodwill and other long-lived assets, the carrying value of which may be reduced if we determine that those assets are impaired. At December 31, 2019, goodwill and net intangible assets represented $32.9 million, or 36.3% of our total assets. In addition, net property, plant and equipment assets totaled $22.1 million, or 24.4% of our total assets. If actual results differ from the assumptions and estimates used in our goodwill and long-lived asset valuation calculations, we could incur impairment charges, which could negatively impact our earnings.

We review our reporting units for potential goodwill impairment annually or more often if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In addition, we test the recoverability of long-lived assets if events or circumstances indicate the carrying values may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. We conduct impairment testing based on our current business strategy in light of present industry and economic conditions, as well as future expectations. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount and/or the value of long-lived assets to not be recoverable, which could lead to the measurement and recognition of goodwill and/or long-lived asset impairment. These risks include, but are not limited to, significant negative variances between actual and expected financial results, lowered expectations of future financial results, failure to realize anticipated synergies from acquisitions, adverse changes in the business climate, and the loss of key personnel. If we are not able to achieve projected performance levels, future impairments could be possible, which could negatively impact our earnings.

During the year ended December 31, 2018, the Company derecognized $1.1 million of goodwill related to the termination of the Philips Agreements with DMS Health effective December 31, 2017. Additionally, during the same period, the Company recorded a $0.5 million and $0.2 million goodwill impairment loss, respectively, related to Telerhythmics LLC (Telerhythmics), the Company’s cardiac event monitoring services business that was acquired on March 13, 2014. On October 31, 2018, the Company entered into a membership interest purchase agreement (the “Telerhythmics Purchase Agreement”) with G Medical Innovations USA, Inc. (“G Medical”), pursuant to which we sold all the outstanding membership interests in Telerhythmics to G Medical. On September 10, 2019, Digirad completed its acquisition of ATRM pursuant to the ATRM Merger Agreement. The $8.2 million goodwill recognized is attributable primarily to expected synergies and the assembled workforce of ATRM. As of December 31, 2019, as a result of the finalization of the purchase price allocation for the ATRM Merger, an adjustment of $3,000 was made to the recognized amounts of goodwill resulting from the acquisition of ATRM.

No other significant impairment losses on long-lived assets were recognized during the years ended December 31, 2019 and 2018. See Note 2. Basis of Presentation, Note 5. Merger and Note 8. Goodwill, within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference for further discussion regarding goodwill and long-lived assets.

The Company is dependent on its senior management team and other key employees.

The Company’s success depends, to a significant extent, on its senior management team and other key employees and the ability of other personnel or new hires to effectively replace key employees who may retire or resign. Failure to retain its leadership team and attract and retain new leadership and other important personnel could lead to ineffective management and operations, which could materially and adversely affect its business and operating results.

ATRM’s operating results could be adversely affected by changes in the cost and availability of raw materials.

Prices and availability of raw materials used to manufacture its products can change significantly due to fluctuations in supply and demand. Additionally, availability of the raw materials used to manufacture its products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Both KBS’s and EBGL’s major material components are dimensional lumber and wood sheet products, which include plywood and oriented strand board. Lumber costs are subject to market fluctuations. Furthermore, the cost of raw materials may also be influenced by transportation costs. It is not certain that any price increases can be passed on to its customers without affecting demand or that limited availability of materials will not impact its production capabilities. The state of the financial and housing markets may also impact its suppliers and affect the availability or pricing of materials. ATRM’s inability to raise the price of its products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on its revenue and earnings.

If we are unable to secure contracts for the KBS Projects or are unable to successfully complete the KBS Projects, our revenues and results could be adversely affected.

We are in advanced stages of negotiation for contracts to secure the KBS Projects; however, we can provide no assurance that we will be awarded the KBS Projects, that we will be able to successfully complete the KBS Projects if they are awarded to KBS, or that the anticipated revenues from the KBS Projects will be achieved. If we are not awarded the contracts for the KBS Projects, do not complete them as planned or do not receive payment for the KBS Projects as projected, then KBS’ and our revenues and results may be adversely affected.

If KBS is unable to maintain or establish its relationships with independent dealers and contractors who sell its homes, KBS revenue could decline.

KBS sells residential homes through a network of independent dealers and contractors. As is common in the modular home industry, KBS’s independent dealers may also sell homes produced by competing manufacturers and can cancel their relationships with KBS on short notice. In addition, these dealers may not remain financially solvent, as they are subject to industry, economic, demographic and seasonal trends similar to those faced by KBS. If KBS is not able to maintain good relationships with its dealers and contractors or establish relationships with new solvent dealers or contractors, KBS’s revenue could decline.

Due to the nature of ATRM’s business, many of its expenses are fixed costs and if there are decreases in demand for its products, it may adversely affect its operating results.

Many of its expenses, particularly those relating to properties, capital equipment, and certain manufacturing overhead items, are fixed in the short term. Reduced demand for its products causes its fixed production costs to be allocated across reduced production volumes, which adversely affects its gross margins and profitability.

Certain actions taken in connection with reducing operating costs may have a negative impact on ATRM’s business.

In the event of a housing downturn and a decline in its revenues, ATRM may implement cost reduction actions such as temporary factory shutdowns, workforce reductions, pay freezes and reductions, and reductions in other expenditures. In doing so, ATRM will attempt to maintain the necessary infrastructures to allow ATRM to take full advantage of subsequent improvements in market conditions. However, there can be no assurance that reductions ATRM may make in personnel and expenditure levels and the loss of the capabilities of personnel ATRM has terminated or may terminate will not inhibit ATRM in the timely ramp up of production in response to improving market conditions.

Due to the nature of the work the Company and its subsidiaries perform, the Company may be subject to significant liability claims and disputes.

The Company and its wholly owned subsidiaries engage in services that can result in substantial injury or damages that may expose the Company to legal proceedings, investigations and disputes. For example, in the ordinary course of its business, the Company may be involved in legal disputes regarding personal injury and wrongful death claims, employee or labor disputes, professional liability claims, and general commercial disputes, as well as other claims. LSVM as an exempt reporting advisor may also be subject to legal proceedings and investigations with the SEC or other regulatory bodies and may have disputes related to its fiduciary duties to the funds or instruments LSVM manages. An unfavorable legal ruling against the Company or its subsidiaries could result in substantial monetary damages. Although the Company has adopted a range of insurance, risk management, safety, and risk avoidance programs designed to reduce potential liabilities, there can be no assurance that such programs will protect the Company fully from all risks and liabilities. If the Company sustains liabilities that exceed its insurance coverage or for which the Company is not insured, it could have a material adverse impact on its results of operations and financial condition.

ATRM’s costs of doing business could increase as a result of changes in, expanded enforcement of, or adoption of new federal, state or local laws and regulations.

ATRM is subject to various federal, state and local laws and regulations that govern numerous aspects of its business. In recent years, a number of new laws and regulations have been adopted, and there has been expanded enforcement of certain existing laws and regulations by federal, state and local agencies. These laws and regulations, and related interpretations and enforcement activity, may change as a result of a variety of factors, including political, economic or social events. Changes in, expanded enforcement of, or adoption of new federal, state or local laws and regulations governing minimum wage or living wage requirements; the classification of exempt and non-exempt employees; the distinction between employees and contractors; other wage, labor or workplace regulations; healthcare; data protection and cybersecurity; the sale and pricing of some of its products; transportation; logistics; supply chain transparency; taxes; unclaimed property; energy costs and consumption; or environmental matters could increase its costs of doing business or impact its operations.

Risks Related to our Indebtedness

On March 29, 2019, Digirad and certain of its healthcare subsidiaries entered into a Loan and Security Agreement with Sterling National Bank (the “SNB Loan Agreement”). The SNB Loan Agreement is a five-year revolving credit facility (maturing in March 2024), which, as amended, has a maximum credit amount of $20 million (the “SNB Credit Facility”). On January 31, 2020, Digirad and certain of its Investments Subsidiaries entered into a Loan and Security Agreement with Gerber (as amended, the “Star Loan Agreement”), which provides for a credit facility with borrowing availability of up to $2.5 million and matures on January 1, 2025, unless terminated in accordance with the terms therein (the “Star Loan”). On January 31, 2020, Digirad and certain of its Construction Subsidiaries entered into a Loan and Security Agreement with Gerber (the “EBGL Loan Agreement”), which provides for a credit facility with borrowing availability of up to $3.0 million and matures on January 1, 2022, unless extended or terminated in accordance with the terms therein (the “EBGL Loan”). On January 31, 2020, Glenbrook and EdgeBuilder entered into an Extension and Modification Agreement (the “Modification Agreement”) with Premier Bank (“Premier”) that modified the terms of the loan made by Premier to Glenbrook and EdgeBuilder pursuant to that certain Revolving Credit Loan Agreement, dated June 30, 2017, by and among Glenbrook, EdgeBuilder and Premier (as amended, the “Premier Loan Agreement”). Pursuant to the Modification Agreement, the amount of indebtedness evidenced by the promissory note issued under the Premier Loan Agreement was reduced to $1.0 million. Our credit facility under the Loan and Security Agreement, dated February 23, 2016, by and among KBS, ATRM, the Company and Gerber (as amended, the “KBS Loan Agreement”) provides for a revolving credit facility of up to $4.0 million that matures on February 22, 2021, subject to automatic extension for an additional year unless terminated. The SNB Loan Agreement, Star Loan Agreement, EBGL Loan Agreement, the Premier Loan Agreement and the KBS Loan Agreement are collectively referred to as the “Company Loan Agreements.” See Note 15, Related Party Transactions, within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference for information regarding certain ATRM promissory notes that are outstanding.

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

Our indebtedness could have important consequences for us and our stockholders. For example, the SNB Loan Agreement requires a balloon payment at the termination of the facility in March 2024 and the Star Loan Agreement has a balloon payment in January 2021, which payments may require us to dedicate a substantial portion of our cash flow from operations to this future payment if we feel we cannot be successful in our ability to refinance in the future, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and acquisitions, and for other general corporate purposes. In addition, our indebtedness could:

●	increase our vulnerability to adverse economic and competitive pressures in our industry;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

●	limit our ability to borrow additional funds on terms that are acceptable to us or at all.

The Company Loan Agreements governing our indebtedness contain restrictive covenants that restrict our operating flexibility and require that we maintain specified financial ratios. If we cannot comply with these covenants, we may be in default under one or more of the Loan Agreements.

The Loan Agreements governing our indebtedness contain restrictions and limitations on our ability to engage in activities that may be in our long-term best interests. The Loan Agreement contains affirmative and negative covenants that limit and restrict, among other things, our ability to:

●	incur additional debt;

●	sell assets;

●	incur liens or other encumbrances;

●	make certain restricted payments and investments;

●	acquire other businesses; and

●	merge or consolidate.

The SNB Loan Agreement limits our ability to pay dividends and to redeem our equity securities if such dividend or redemption would result in our non-compliance with the financial covenants in the SNB Loan Agreement, there is insufficient borrowing availability under the SNB Loan Agreement, or if there is a default or event of default under the SNB Loan Agreement that has occurred and is continuing. In addition, the Company Loan Agreements include explicit restrictions on the payment of dividends and distributions to Digirad, which could limit the Company’s ability to pay dividends. The Company may, therefore be required to reduce or eliminate its dividends, if any, including on the Series A Preferred Stock (if any outstanding), and/or may be unable to redeem shares of the Series A Preferred Stock (if any outstanding) until compliance with such financial covenants can be met.

The Loan Agreements contain various financial covenants that, going forward, we or our subsidiaries may not have the ability to meet. Due to increased financial pressure on the Company as a result of the COVID-19 pandemic, there is an increased likelihood that we may fail to comply with such financial covenants if the impacts of the pandemic persist for a significant duration. We cannot provide any assurance that any such breach of covenants will be able to be remedied or that they will not result in a default under the Loan Agreements.

The Loan Agreements also contain various other affirmative and negative covenants regarding, among other things, the performance of our business, capital allocation decisions made by the Company and its subsidiaries, or events beyond our control. Our failure to comply with our covenants and other obligations under the Loan Agreements may result in an event of default thereunder. A default, if not cured or waived, may permit acceleration of our indebtedness. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness (together with accrued interest and fees), or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all. This could have serious consequences to our financial condition, operating results, and business, and could cause us to become insolvent or enter bankruptcy proceedings, and stockholders may lose all or a portion of their investment because of the priority of the claims of our creditors on our assets.

Substantially all of our assets (including the assets of our subsidiaries) have been pledged to lenders as security for our indebtedness under the Loan Agreements.

The Loan Agreements are secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiaries and a pledge of all shares and equity interests of the Company’s subsidiaries. Upon the occurrence and during the continuation of an event of default under any Loan Agreement, the applicable lender may, among other things, declare the loans and all other obligations thereunder immediately due and payable and may, in certain instances, increase the interest rate at which loans and obligations bear interest. The exercise by a lender of remedies provided under the applicable Loan Agreement in the event of a default thereunder may have a material adverse effect on the liquidity, financial condition and results of operations of the applicable borrowers and/or the Company and could cause such borrowers and/or the Company to become bankrupt or insolvent. The obligations of the Company and various subsidiaries of the Company under the Loan Agreements are guaranteed by other subsidiaries of the Company and/or the Company. In the event of any bankruptcy, liquidation, dissolution, reorganization, or similar proceeding against us, the assets that are pledged as collateral securing any unpaid amounts under the applicable Loan Agreement must first be used to pay such amounts, as well as any other obligation secured by the pledged assets, in full, before making any distributions to our stockholders. In the event of any of the foregoing, our stockholders could lose all or a part of their investment.

The inability of the Company, ATRM, KBS, or any of the Company’s other subsidiaries to comply with applicable financial covenants under the Loan Agreements could have a material adverse effect on financial condition of the Company.

As of December 31, 2019 and 2018, KBS was not in compliance with the financial covenants under the KBS Loan Agreement requiring no net annual post-tax loss for KBS or the minimum leverage ratio covenant as of these test dates. In April 2019, June 2019 and February 2020, ATRM obtained a waiver from Gerber Finance for these events. In addition, ATRM and Gerber Finance agreed to eliminate the minimum leverage ratio covenant for years after 2018.

If the Company, ATRM, KBS, or any of the Company’s other subsidiaries fail to comply with any applicable financial covenants under the Loan Agreements to which it is a party, or if there is otherwise an event of default under the Loan Agreements by a borrower, the borrowers’ obligations thereunder may (subject to any applicable cure periods) become immediately due and payable and the applicable lender(s) may demand the repayment of the credit facilities amount outstanding and any unpaid interest thereon.

If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our financial condition would be materially harmed, our business could fail, and stockholders may lose all of their investment.

Our ability to make scheduled payments on or to refinance our obligations will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. We cannot assure you that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

Increases in interest rates could adversely affect our results from operations and financial condition.

The SNB, Premier and Gerber Loan Agreements allow for amounts borrowed thereunder to be subject to a floating interest rate which may change with market interest rates. An increase in prevailing interest rates would have an effect on the interest rates charged on our variable rate debt, which rise and fall upon changes in interest rates. If prevailing interest rates or other factors result in higher interest rates, the increased interest expense would adversely affect our cash flow and our ability to service our indebtedness.

Risks Related to our Common Stock

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The market price of our common stock has been, and we expect it to continue to be, volatile. The prices at which our shares of common stock trade depend upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, history of timely dividend payments, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business, or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

Our common stock has a low trading volume and shares available under our equity compensation plans could affect the trading price of our common stock.

Our common stock historically has had a low trading volume. Any significant sales of our common stock may cause volatility in our stock price. We also have registered shares of common stock that we may issue under our employee benefit plans or from our treasury stock. Accordingly, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws. If any of these stockholders, or other selling stockholders, cause a large number of securities to be sold in the public market without a corresponding demand, the sales could reduce the trading price of our common stock. One or more stockholders holding a significant amount of our common stock might be able to significantly influence matters requiring approval by our stockholders, possibly including the election of directors and the approval of mergers or other business combination transactions.

Payment of dividends on our common stock is prohibited unless we have declared and paid (or set apart for payment) full accumulated dividends on the Series A Preferred Stock, which also has a significant liquidation value.

Unless full cumulative dividends on the Series A Preferred Stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than a dividend in shares of common stock or other shares of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) can be declared and paid or declared and set apart for payment on our common stock, nor can any shares of common stock be redeemed, purchased or otherwise acquired for any consideration by the Company. To date no dividends have been paid on the Series A Preferred Stock and as a result, cumulative dividends will continue to accrue as part of the liquidation value of the Series A Preferred Stock, which had a liquidation value of $10.00 per share at issuance. Dividends on the Series A Preferred Stock are payable out of amounts legally available therefor at a rate equal to 10.0% per annum per $10.00 of stated liquidation preference per share, or $1.00 per share of Series A Preferred Stock per year. Dividends on the Series A Preferred Stock are only be payable in cash. As of December 31, 2019, there were 1,915,637 shares of Series A Preferred Stock Issued and Outstanding.

If we fail to pay dividends on our Series A Preferred Stock for six or more consecutive quarters, holders of our Series A Stock will be entitled to elect two additional directors to our board of directors.

To date no dividends have been paid on the Series A Preferred Stock and as a result, cumulative dividends will continue to accrue as part of the liquidation value of the Series A Preferred Stock. Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors to Digirad’s board of directors. Holders of our common stock will not be entitled to vote no such additional directors.

Digirad may not be able to redeem its Series A Preferred Stock upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, (as defined in the Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Digirad Corporation) unless the Company has exercised its option to redeem the Series A Preferred Stock after September 10, 2024, each holder of the Series A Preferred Stock will have the right to require the Company to redeem all or any part of such holder’s Series A Preferred Stock at a price equal to the liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest. The exercise of these redemption rights by the holders of the Series A Preferred Stock could have an adverse effect on the holders of the common stock. If the Company experiences a Change of Control Triggering Event, there can be no assurance that the Company would have sufficient financial resources available to satisfy its obligations to redeem the Series A Preferred Stock and any indebtedness that may be required to be repaid or repurchased as a result of such event. In addition, Digirad may be unable to redeem the Series A Preferred Stock upon a Change of Control Triggering Event if such redemption would result in our non-compliance with the financial covenants in the Company Loan Agreements. Digirad’s failure to redeem the Series A Preferred Stock could have material adverse consequences for Digirad, and the holders of the Series A Preferred Stock.

The protective amendment contained in our Restated Certificate of Incorporation, which is intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards, may have unintended negative effects.

Pursuant to Internal Revenue Code Sections 382 and 383, use of our NOLs may be limited by an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. In order to protect the Company’s significant NOLs, we filed an amendment to the Restated Certificate of Incorporation of the Company (as amended and extended, the “Protective Amendment”) with the Delaware Secretary of State on May 5, 2015. The Protective Amendment was approved by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders held on May 1, 2015.

On April 27, 2018, we filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was approved by our stockholders at our 2018 Annual Meeting (the “Extended Protective Amendment”). The Extended Protective Amendment effects a three-year extension to the provisions of the Protective Amendment. The Extended Protective Amendment leaves the Protective Amendment unchanged in all respects, other than to extend the expiration date from May 1, 2018 to May 1, 2021, and to make revisions necessary as a result of the enactment of Public Law 115-97 (commonly referred to as the Tax Cut and Jobs Act) on December 22, 2017.

The Protective Amendment is designed to assist the Company in protecting the long-term value of its accumulated NOLs by limiting certain transfers of the Company’s common stock. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee.

The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of our common stock to seek the approval of our Board. This may have an unintended “anti-takeover” effect because our Board may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a shareholder may own could have the effect of making it more difficult for shareholders to replace current management. Additionally, because the Protective Amendment may have the effect of restricting a shareholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

Anti-takeover provisions in our organizational documents and Delaware law may prevent or delay removal of current management or a change in control.

Our restated certificate of incorporation and amended and restated bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of our common stock, and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests, or changes in control.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock in this offering will be $[●] million, based on the public offering price of $[●] per share, after deducting underwriting discounts and commissions and estimated offering expenses. If the over-allotment option granted to the underwriter is exercised in full, we will receive additional net proceeds of $[●] million, after deducting underwriting discounts and commissions and estimated offering expenses.

We will use approximately $[●] of the net proceeds from this offering to fund the KBS Projects (three modular housing projects to be constructed in New England pursuant to federal and state governmental contracts), and the remainder (if any) for working capital and for other general corporate purposes.

We are undertaking this offering because we believe we will be able to use the proceeds of the sale of the common stock to grow our business organically and through strategic transactions.

We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, future acquisitions, if any, the pace of the integration of any acquired businesses, and the level of our sales and marketing activities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019 as follows:

●	on an actual basis; and

●	on a pro forma, reflecting the issuance of [●] shares of common stock offered by this prospectus, at $[●] per share, assuming net proceeds of approximately $[●] million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but not giving effect to the exercise of the over-allotment option, and assuming no sale of any pre-funded warrants in this offering.

The information below should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for 2019, which is incorporated by reference in this prospectus. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our 2019 10-K and incorporated herein by reference.

	As of December 31, 2019
	Actual	Pro Forma (1)
(in thousands)
Current liabilities	$28,178	$
Long-term liabilities	17,038
Deferred tax liabilities	23
Operating lease liabilities, net of current portion	3,073
Other liabilities	1,551
Total liabilities	49,863

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Perpetual Preferred Stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at December 31, 2019 Stockholders’ equity	19,602
Common stock, $0.0001 par value: 30,000,000 shares authorized; 2,050,659 shares issued and outstanding (net of treasury shares), actual; [●] shares issued and outstanding, pro forma	—
Treasury stock, at cost; 258,849 shares	(5,728)
Additional paid-in capital	145,352
Accumulated other comprehensive loss	—
Accumulated deficit	(118,529)
Total stockholders’ equity	21,095
Total liabilities, mezzanine equity and stockholders’ equity	$90,560	$

(1)	The “Pro Forma” information gives effect to the sale of the shares of common stock by us in the offering and the application of the estimated net proceeds derived thereby. We will pay all of the expenses of the offering including underwriting discounts and commissions, legal, accounting, printing filing fees and other direct costs. If the underwriters exercise their over-allotment option in full, total stockholders’ equity will increase by $[●].

The table above is based on 2,055,158 shares of common stock outstanding as of the date of this prospectus, and excludes, as of such date:

●	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;

●	40,621 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;

●	72,989 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan; and

●	[●] shares of common stock issuable upon the exercise of the warrant granted to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the underwriter’s warrant listed above.

DILUTION

If you purchase our common stock and/or pre-funded warrants in this offering, you may experience dilution to the extent of the difference between the public offering price per share or pre-funded warrant, as applicable in this offering, and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2020, our net tangible book value was approximately $[●] million, or approximately $[●] per share.

After giving effect to the assumed sale by us of [●] shares of our common stock in this offering at an assumed combined public offering price of $[●] per share (the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2020), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of any pre-funded warrants in this offering), our as adjusted net tangible book value as of March 31, 2020 would have been approximately $[●] million, or approximately $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share to existing stockholders and an immediate dilution of $[●] per share to new investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$
Net tangible book value per share as of March 31, 2020	$
Increase in net tangible book value per share after this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors		$

A $0.25 increase in the assumed combined public offering price of $[●] per share (the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2020) would result in an increase in our as adjusted net tangible book value after this offering of approximately $[●] million, or approximately $[●] per share, and the dilution per share to investors purchasing common stock and/or pre-funded warrants and/or pre-funded warrants in this offering would be approximately $[●] per share, assuming that the number of shares of our common stock and/or pre-funded warrants sold by us remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of $0.25 in the assumed combined public offering price of $[●] per share would result in a decrease in our as adjusted net tangible book value after this offering of approximately $[●] million, or approximately $[●] per share, and the dilution per share to investors purchasing common stock and/or pre-funded warrants in this offering would be $[●] per share, assuming that the number of shares of our common stock and/or pre-funded warrants sold by us remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock and/or pre-funded warrants we are offering from the number of shares of common stock and/or pre-funded warrants set forth above. An increase of 1.0 million in the assumed number of shares of common stock and/or pre-funded warrants sold by us in this offering would result in an increase in our as adjusted net tangible book value of approximately $[●] million, or approximately $[●] per share, and the dilution per share to investors purchasing common stock and/or pre-funded warrants in this offering would be approximately $[●] per share, assuming that the assumed public offering price per share of common stock remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 1.0 million in the assumed number of shares of common stock and/or pre-funded warrants sold by us in this offering would result in a decrease in our as adjusted net tangible book value after this offering of approximately $[●] million, or approximately [●] per share, and the dilution per share to investors purchasing common stock and/or pre-funded warrants in this offering would be approximately $[●] per share, assuming that the assumed public offering price per share of common stock remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold in this offering and other terms of this offering determined at pricing.

The discussion and table above assume (i) no exercise of the underwriters’ option to purchase up to an additional [●] shares of common stock, (ii) no exercise of the warrant to be issued to the underwriter in connection with this offering and (iii) no sale of any pre-funded warrants in this offering.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the public offering price per share of common stock sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table above is based on 2,055,158 shares of common stock outstanding as of the date of this prospectus, and excludes, as of such date:

●	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;
●	40,621 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;
●	72,989 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan; and
●	[●] shares of common stock issuable upon the exercise of the warrant granted to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the underwriter’s warrant listed above.

DESCRIPTION OF OUR CAPITAL STOCK AND SECURITIES OFFERED

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware law.

We are offering (i) up to [●] shares and (ii) up to [●] pre-funded warrants, each exercisable for one share of common stock. For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

The following description summarizes certain terms of our capital stock, the pre-funded warrants we are offering and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the form of the pre-funded warrant and the provisions of our certificate of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the Registration Statement on Form S-1 of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Authorized and Outstanding Digirad Capital Stock

Digirad’s restated certificate of incorporation authorizes the issuance of 40,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, and 10,000,000 shares of preferred stock, each with a par value per share of $0.0001. 500,000 shares of preferred stock were previously designated as Series B Participating Preferred Stock. As of the date of this prospectus, there were 2,055,158 shares of our common stock outstanding, held of record by 167 holders, and 1,915,637 shares of our 10.0% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) outstanding.

Common Stock

Voting Rights

Holders of Digirad common stock are entitled to one vote per share on all matters to be voted upon by Digirad stockholders. The holders of Digirad common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of Digirad preferred stock, holders of Digirad common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by Digirad’s board of directors out of funds legally available therefor. In addition, we are currently not permitted to pay any dividends on our common stock, because we have unpaid accrued dividends on our Series A Preferred Stock. Pursuant to the terms of the Series A Preferred Stock (as described below), until we pay all dividends that are due and payable on the Series A Preferred Stock, we will be unable to pay dividends on our common stock.

Liquidation

In the event of Digirad’s liquidation, dissolution or winding up, holders of Digirad common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any of Digirad’s outstanding preferred stock.

Rights and Preferences

Digirad’s common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to Digirad common stock. The rights, preferences and privileges of holders of Digirad common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Digirad preferred stock that Digirad may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of Digirad common stock are validly issued, fully paid and nonassessable.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “DRAD”.

Digirad Series A Preferred Stock

Digirad’s board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by Digirad stockholders. Digirad’s board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by Digirad stockholders. Digirad’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Digirad common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Digirad.

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of Digirad’s restated certificate of incorporation including the Certificate of Designations for the Series A Preferred Stock, which supplements Digirad’s restated certificate of incorporation by classifying the Series A Preferred Stock.

Digirad has authorized 8,000,000 shares of Series A Preferred Stock, 1,915,637 shares of which are currently outstanding. All outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable. Digirad’s board of directors may, without the approval of holders of the Series A Preferred Stock or common stock, designate additional series of authorized preferred stock ranking junior to the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

No Sinking Fund

The Series A Preferred Stock is not subject to any sinking fund.

Listing

The Series A Preferred Stock is listed on the NASDAQ Global Market under the symbol “DRADP”.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if, authorized by Digirad’s board of directors (or a duly authorized committee of Digirad board of directors) and declared by Digirad, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the liquidation preference of $10.00 per share (equivalent to a fixed annual amount of $1.00 per share).

Dividends are payable quarterly, in arrears, on the last calendar day of March, June, September and December (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. To date no dividends have been paid on the Series A Preferred Stock and as a result, cumulative dividends will continue to accrue as part of the liquidation value of the Series A Preferred Stock.

Dividends will be payable to holders of record as they appear in Digirad’s stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be the first day of each month in which a quarterly dividend is to be paid, whether or not a business day (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. Digirad’s board of directors will not authorize, declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of Digirad’s agreements, including any agreement relating to Digirad’s indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not Digirad declares such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest, and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any common stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Preferred Stock for all past dividend periods.

If Digirad does not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all shares of capital stock that are equal in rank with Series A Preferred Stock, the amount which Digirad has declared will be allocated ratably to the Series A Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon Digirad common stock, or any of Digirad’s other capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation, nor shall Digirad redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of common stock, or any other shares of Digirad capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation.

Holders of shares of the Series A Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

No Mandatory Redemption

The Series A Preferred Stock is perpetual preferred stock, and Digirad is not required to provide for the mandatory redemption of the Series A Preferred Stock at any time, other than upon a Change of Control Triggering Event as described below.

Optional Redemption

The Series A Preferred Stock will not be redeemable prior to September 10, 2024. On and after September 10, 2024, at Digirad’s sole option upon not less than 30 nor more than 60 days’ written notice, Digirad may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders will be entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Preferred Stock has been given and if Digirad has deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that Digirad’s board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Preferred Stock will be redeemed. In such event, Digirad also will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for Digirad capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). However, the foregoing shall not prevent Digirad from purchasing shares pursuant to its restated certificate of incorporation or from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, Digirad will be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Digirad board of directors and effected in compliance with applicable laws.

Digirad will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request Digirad’s agent, on behalf of Digirad, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of Digirad’s charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. Digirad may provide in any such notice that such redemption is subject to one or more conditions precedent and that Digirad will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Preferred Stock at the close of business on that record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Series A Preferred Stock, unless Digirad has exercised its option to redeem such Series A Preferred Stock as described above, holders of the Digirad Preferred Stock will have the right to require Digirad to redeem (a “Change of Control Redemption”) the Series A Preferred Stock at a price equal to the liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at Digirad’s option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, Digirad will mail a notice to holders of Series A Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series A Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, Digirad will, to the extent lawful:

●	redeem all Series A Preferred Stock or portions of Series A Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Digirad Preferred Stock properly tendered; and

●	deliver or cause to be delivered to the paying agent the Series A Preferred Stock properly accepted together with an officers’ certificate stating the Series A Preferred Stock being redeemed.

Digirad will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Digirad and the third party redeems all Series A Preferred Stock properly tendered and not withdrawn under its offer.

Digirad will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Preferred Stock, Digirad will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Redemption provisions of the Series A Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Digirad’s assets and the assets of its subsidiaries, taken as a whole, to any Person, other than Digirad or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Digirad’s outstanding Voting Stock or other Voting Stock into which Digirad’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Digirad consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Digirad, in any such event pursuant to a transaction in which any of Digirad’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Digirad Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) the adoption of a plan relating to Digirad’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) Digirad becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Digirad’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of Digirad’s board of directors who (A) was a member of such board of directors on the date the Series A Preferred Stock was issued or (B) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Liquidation Preference

In the event of Digirad’s voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to Digirad stockholders, a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of Digirad common stock or any other class or series of Digirad capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. If Digirad’s assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of preferred stock equal in rank with the Series A Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of preferred stock equal in rank with the Series A Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of Digirad, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of Digirad. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of Digirad’s remaining assets. If Digirad converts into or consolidates or merges with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of its property or business, Digirad will not be deemed to have liquidated, dissolved or wound up.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon Digirad’s liquidation, dissolution or winding up:

●	senior to all classes or series of Digirad common stock and to all other equity securities issued by Digirad other than equity securities referred to in the next two bullet points below;

●	on parity with all equity securities issued by Digirad with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon Digirad’s liquidation, dissolution or winding up;

●	junior to all equity securities issued by Digirad with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon Digirad’s liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

●	effectively junior to all of Digirad’s existing and future indebtedness (including indebtedness convertible to Digirad common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) Digirad’s existing subsidiaries.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as described below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors to Digirad’s board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of Digirad stockholders in which case, such vote will be held at the earlier of the next annual or special meeting of Digirad stockholders) or at the next annual meeting of Digirad stockholders, and at each subsequent annual or special meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Preferred Stock and shares of preferred stock equal in rank with the Series A Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and preferred stock equal in rank with the Series A Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series A Preferred Stock shall be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected shall terminate. Any director so elected may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors shall each be entitled to one vote per director on any matter.

If a special meeting is not called by Digirad within 30 days after request from the holders of Series A Preferred Stock, then the holders of record of at least 20% of the outstanding Digirad Preferred Stock may designate a holder to call the meeting at the expense of Digirad and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. Digirad shall pay all costs and expenses of calling and holding any meeting and of electing directors as described above, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, Digirad will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of Digirad’s charter, including the articles supplementary designating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, Digirad may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any of Digirad’s other property or securities.

Book-Entry Procedures

The Series A Preferred Stock was initially issued in the form of global securities held in book-entry form. DTC or its nominee is the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners are not holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the articles supplementary. Digirad and any of Digirad’s agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised Digirad as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series A Preferred Stock, represented by one or more global securities, is exchangeable for certificated securities with the same terms only if:

●	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Digirad within 90 days; or

●	Digirad decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

Information Rights

During any period in which Digirad is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Digirad Preferred Stock are outstanding, Digirad will use its best efforts to (i) make available on its corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that Digirad would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Digirad were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. Digirad will use its best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if Digirad were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which Digirad would be required to file such periodic reports if Digirad were a “non-accelerated filer” within the meaning of the Exchange Act.

No Preemptive Rights

No holders of the Series A Preferred Stock, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Digirad common stock or any other security.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock was made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

No Credit Rating of the Series A Preferred Stock

The Series A Preferred Stock has not been rated by any rating agency and Digirad does not intend to have the Series A Preferred Stock rated by any rating agency.

Pre-Funded Warrants

The following description of our pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The pre-funded warrants will be issued in certificate form.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise. However, any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of our outstanding shares of common stock will be subject to our consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Digirad’s Transfer Agent

The transfer agent for the Series A Preferred Stock and common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8200

Dividend Paying Agent

American Stock Transfer & Trust Company will act as the dividend payment agent in respect of the Series A Preferred Stock.

Certain Anti-Takeover Provisions of Digirad’s Certificate of Incorporation and By-Laws

Delaware Takeover Statute

Digirad is subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Provisions of Digirad’s restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of Digirad by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Digirad to first negotiate with Digirad. These provisions could also limit the price that investors might be willing to pay in the future for shares of Digirad common stock. These provisions may make it more difficult for Digirad stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Digirad. The amendment of any of these anti-takeover provisions would require approval by holders of at least two-thirds of Digirad’s outstanding common stock entitled to vote.

In particular, Digirad’s restated certificate of incorporation and restated bylaws provide for the following:

No Written Consent of Stockholders

Any action to be taken by Digirad stockholders must be taken and given effect at a duly called annual or special meeting and may not be taken or given effect by written consent.

Special Meetings of Stockholders

Special meetings of Digirad stockholders may be called only by the president, chief executive officer, chairman of the Digirad board of directors, a majority of the members of the Digirad board of directors or Digirad stockholders holding not less than 20% of the total number of votes to be cast at such a meeting.

Advance Notice Requirement

Digirad stockholder proposals to be brought before an annual meeting of Digirad stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at Digirad’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Bylaws and Certificate of Incorporation

The approval of not less than two-thirds of the outstanding shares of Digirad capital stock entitled to vote is required to amend the provisions of Digirad’s amended and restated bylaws by stockholder action, or to amend the provisions of Digirad’s restated certificate of incorporation that are described in this section or certain other terms as specified in Digirad’s amended and restated bylaws. These provisions will make it more difficult to circumvent the anti-takeover provisions of Digirad’s restated certificate of incorporation and Digirad’s restated bylaws.

Issuance of Undesignated Preferred Stock

Digirad’s board of directors is authorized to issue, without further action by the stockholders, up to a further 1,500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Digirad board of directors. The existence of authorized but unissued shares of preferred stock enables Digirad’s board of directors to render more difficult or to discourage an attempt to obtain control of Digirad by means of a merger, tender offer, proxy contest or otherwise.

Protective Amendment

Digirad’s restated certificate of incorporation contains a protective provision (the “Protective Amendment”) to protect Digirad’s significant net operating losses (“NOLs”). The Protective Amendment was approved by Digirad’s stockholders at Digirad’s 2015 Annual Meeting of Stockholders held on May 1, 2015. The Protective Amendment is designed to assist Digirad in protecting the long-term value of its accumulated NOLs by limiting certain transfers of Digirad’s common stock. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee. The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of Digirad common stock to seek the approval of Digirad’s board of directors. This may have an unintended “anti-takeover” effect because Digirad’s board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of Digirad common stock that a stockholder may own could have the effect of making it more difficult for Digirad stockholders to replace Digirad’s management. Additionally, because the Protective Amendment may have the effect of restricting a Digirad stockholder’s ability to dispose of or acquire Digirad common stock, the liquidity and market value of Digirad’s common stock might suffer.

On April 27, 2018, Digirad filed a Certificate of Amendment to its restated certificate of incorporation with the Secretary of State of the State of Delaware, which was approved by Digirad’s stockholders at its 2018 Annual Meeting. The Extended Protective Amendment effects a three-year extension to the provisions of the Protective Amendment. The Extended Protective Amendment leaves the Protective Amendment unchanged in all respects, other than to extend the expiration date from May 1, 2018 to May 1, 2021, and to make revisions necessary as a result of the enactment of Public Law 115-97 (commonly referred to as the Tax Cut and Jobs Act) on December 22, 2017.

Repurchases

Digirad has begun to repurchase shares of its outstanding common stock from time to time in market or private transactions. On October 31, 2018, Digirad’s board of directors approved a stock repurchase program that enables Digirad to repurchase up to 200,000 shares of its common stock. Digirad believes that the program will help offset the dilutive impact of employee stock option exercises, maximize the value of Digirad common stock, and that the program reflects Digirad’s belief in its strategy and operations and its commitment to its stockholders.

Under the stock repurchase program, Digirad may purchase shares of its common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers or any combination thereof. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with Digirad’s working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by the Digirad board of directors. Repurchases under the stock repurchase program will be funded from Digirad’s existing cash and cash equivalents or future cash flow and equity or debt financings. As of the date of this prospectus, Digirad has repurchased zero shares of its common stock under the repurchase program approved in 2018.

UNDERWRITING

Maxim Group LLC (“Maxim”) is acting as sole book-runner and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and pre-funded warrants listed next to its name in the following table:

Name of Underwriter	Number of shares	Number of pre-funded warrants
Maxim Group LLC

Total

The underwriters are committed to purchase all the shares of common stock and pre-funded warrants offered by this prospectus if they purchase any shares of common stock or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and pre-funded warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and a legal opinion. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional [●] shares of common stock and/or pre-funded warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares and/or pre-funded warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or pre-funded warrants.

Discounts and Commissions

We have agreed to pay the underwriters a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds from the sale of the common stock and pre-funded warrants.

The Representative has advised us that the underwriters propose to offer the shares and pre-funded warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares and/or pre-funded warrants to other securities dealers at such price less a concession of up to $[●] per share of our common stock or pre-funded warrant. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the shares and pre-funded warrants.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock or pre-funded warrants. The underwriting commissions are equal to the public offering price per share or pre-funded warrant, less the amount per share the underwriters pay us for the shares of common stock and pre-funded warrants.

	Per share	Per pre-funded warrant	Total (No Exercise)	Total (Full Exercise)
Public offering price	$	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us	$	$	$	$

We have agreed to reimburse Maxim for its out of pocket accountable expenses, including Maxim’s legal fees up to a maximum of $90,000, in connection with the offering. Maxim’s total out of pocket accountable expenses shall not exceed $[●]. We have paid $25,000 to Maxim as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $[●], all of which are payable by us.

Underwriter’s Warrant

We have agreed to issue to the underwriters, an Underwriter’s Warrant to purchase shares of our common stock which represents 2.5% of the number of shares of common stock and/or pre-funded warrants sold in this offering. The Underwriter’s Warrant will have a term of five years from the effective date of this prospectus and an exercise price per share equal to 110% of the public offering per share price. Pursuant to FINRA Rule 5110(g), the Underwriter’s Warrant and any shares issued upon exercise of the Underwriter’s Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 90 days after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of nine (9) months from the commencement of sales of this offering, to act as sole underwriter and sole book running manager and/or sole placement agent for any and all public and private equity, equity-linked, convertible or debt offerings of the Company.

In addition, if within six (6) months following the closing of this offering, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by the underwriters during this offering, then we will pay to Maxim upon the closing of such other financing a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds of such financing and a warrant to purchase securities which represent 2.5% of the number of securities sold in such financing exercisable at a price equal to 110.0% of the offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or pre-funded warrants. Specifically, the underwriters may over-allot in connection with this offering by selling more shares or pre-funded warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or pre-funded warrants over-allotted by the underwriters is not greater than the number of shares of common stock or pre-funded warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or pre-funded warrants involved is greater than the number of shares common stock or pre-funded warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or pre-funded warrants or reduce any short position by bidding for, and purchasing, common stock or pre-funded warrants in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock or pre-funded warrants in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock or pre-funded warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock or pre-funded warrants immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock or pre-funded warrants in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock or pre-funded warrants during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares or pre-funded warrants to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares or pre-funded warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Loeb & Loeb LLP, New York, New York is representing the underwriter in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and our common stock offered by this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.digirad.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 9, 2020, and the amendment to our Annual Report on Form 10-K/A filed with the SEC on April 17, 2020; and

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2020, March 10, 2020, April 7, 2020 and April 9, 2020.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written request directed to Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024, or via the investor relation’s section of our website at http://ir.digirad.com/, or from the SEC through the SEC’s internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Delaware General Corporation Law and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Digirad Corporation

Up to [●] Shares Common Stock

Up to [●] Pre-funded Warrants and

Up to [●] Shares of Common Stock Underlying the Pre-funded Warrants

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

[●], 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee		$766.88
FINRA filing fee		1,386.22
Accounting fees and expenses		*
Nasdaq listing fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that, to the fullest extent permitted by law, a director of Digirad Corporation (the “Corporation”) shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article V of our certificate of incorporation also provides:

“(A) EXCULPATION. A director of the Corporation (each, a “Director” and collectively, the “Directors”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.”

Furthermore, our bylaws provide (A) for indemnification of Directors as set forth above, and (B) indemnification of officers of the Corporation to the fullest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law also provides for indemnification of officers, directors, employees, and agents of Delaware corporations. It is set forth below:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 10, 2019, we issued 300,000 shares of our 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) in a private placement (the “Private Placement”) to Lone Star Value Investors, LP for a price of $10 per share for total proceeds to us of $3 million. The Private Placement was made pursuant to the terms of a Stock Purchase Agreement, dated as of September 10, 2019 (the “SPA”). We used the proceeds from the Private Placement for the repayment of debt owed by a wholly-owned subsidiary. Lone Star Value Investors, LP is a significant holder of our common stock and our Series A Preferred Stock.

No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement. The issuance of shares of Series A Preferred Stock in the Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as sales by an issuer not involving a public offering. The foregoing issuance was not registered under the Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. In each case, the issuance was made, without any general solicitation or advertising, to a limited number of sophisticated investors with knowledge and experience of financial and business matters related to an investment in our securities. In addition, the securities issued in the foregoing issuance are restricted securities bearing transfer restrictions and the recipient acquired such securities for its own account without a view to resell or distribute them. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. Accordingly, the foregoing issuance was subject to the private placement exemption from registration provided by Section 4(a)(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Underwriting Agreement

3.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2006).

3.2	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013).

3.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).

3.4	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).

3.5	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2017).

3.6	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2019).

3.7	Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) filed with the SEC on March 19, 2004).

4.2	Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed with the SEC on November 29, 2005).

4.3	Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 24, 2013).

4.4	Tax Benefit Preservation Plan Amendment, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2014).

4.5	First Amendment to Preferred Stock Rights Agreement, dated as of March 5, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

4.6	Promissory Note, dated January 12, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

4.7	Promissory Note, dated June 1, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).

4.8	Promissory Note, dated December 17, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Management, LLC (incorporated by reference to Exhibit 4.2 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

4.9**	Form of pre-funded warrant.

4.10**	Form of Underwriter’s Warrant (included in Exhibit 1.1).

5.1**	Opinion of Olshan Frome Wolosky LLP (and Consent)

10.1#	Digirad Corporation 2004 Stock Incentive Plan, as Amended and Restated on August 2, 2007 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2007).

10.2#	Form of Notice of Stock Option Award and Stock Option Award Agreement for 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.3#	2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.19 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on May 24, 2004).

10.4#	Form of Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement for 2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.5#	Form of Indemnification Agreement (incorporated by reference to Exhibits 10.20 to the Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on April 29, 2004).

10.6#	Employment Agreement, dated as of May 1, 2007, as amended on September 30, 2010, by and between the Company and Matthew G. Molchan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2013).

10.7#	Form of 2011 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.8#	Form of 2011 Inducement Stock Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.9#	Form of 2011 Inducement Stock Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.10#	Digirad Corporation 2014 Equity Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 6, 2014).

10.11#	Form Indemnification Agreement of the Company for directors and officers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

10.12	Registration Rights Agreement, dated March 5, 2015, by and among the Company, Keenan - Thornton Family Trust, David Keenan and Samia Arram (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2015).

10.13	Credit Agreement dated January 1, 2016, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent and as sole lead arranger and sole book runner (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 7, 2016).

10.14	Revolving Credit Agreement, dated June 21, 2017, by and among Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2017).

10.15	Amendment No. 1 To Revolving Credit Agreement, dated January 30, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2018).

10.16	Consolidated Agreements, dated April 1, 2014, between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2017).

10.17	Amendment, dated June 9, 2015, to the Consolidated Agreements between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 10-Q filed with the SEC on November 3, 2017).

10.18#	Digirad Corporation 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).

10.19#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 6, 2018).

10.20#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (Performance Based) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 6, 2018).

10.21	Amendment No. 2 To Revolving Credit Agreement, dated November 1, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.22#	Employment Agreement, by and between Digirad Corporation and David Noble, dated October 31, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.23#	Indemnification Agreement, by and between Digirad Corporation and David Noble, dated October 25, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.24	Limited Liability Company Agreement for Star Procurement, LLC, dated December 14, 2018, by and among Star Procurement LLC, Digirad Corporation and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019).

10.25	Purchase and Sale Agreement, dated March 27, 2019, by and between RJF – Keiser Real Estate, LLC and 56 Mechanic Falls Road, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.26	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.27	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.28	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.29	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.30	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 56 Mechanic Falls Road, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.31	First Amendment to Lease, dated April 18, 2019, by and between 56 Mechanic Falls Road, LLC and KBS Builders, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2019).

10.32	Loan and Security Agreement, dated March 29, 2019, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, and Sterling National Bank (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.33	Voting and Support Agreement, by and among Digirad Corporation, Lone Star Value General Partner, Lone Star Value Investors, LP, Lone Star Value Co-Invest I, LP and Jeffrey Eberwein, dated July 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019).

10.34	Stock Purchase Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Lone Star Value Investors, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.35	Registration Rights Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Lone Star Value Investors, LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.36	Put Option Purchase Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Jeffrey Eberwein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.37	Consent and Acknowledgment Agreement and Twelfth Amendment to Loan Agreement, dated as of September 10, 2019, by and among Gerber Finance Inc., KBS Builders, Inc., ATRM Holdings, Inc. and Digirad Corporation. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.38	Waiver of Promissory, Note dated July 17, 2019, by Lone Star Value Co-Invest I, LP to Promissory Note dated January 12, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.39	Waiver of Promissory Note, dated July 17, 2019, by Lone Star Value Co-Invest I, LP to Promissory Note dated June 1, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.40	Waiver of Promissory Note, dated July 17, 2019, by Lone Star Value Management, LLC to Promissory Note dated December 17, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Management, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.41	Extension/Revision Agreement of Note dated October 1, 2019, by Premier Bank to Promissory Note dated June 30, 2017, made by Glenbrook Building Supply, Inc. and Edgebuilder, Inc. in favor of Premier Bank (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.42	Extension/Revision Agreement of Note dated November 1, 2019, by Premier Bank to Promissory Note dated June 30, 2017, made by Glenbrook Building Supply, Inc. and Edgebuilder, Inc. in favor of Premier Bank (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.43	Loan and Security Agreement, dated as of February 23, 2016, by and among Gerber Finance Inc., KBS Builders, Inc., Maine Modular Haulers, Inc., and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016).

10.44	Third Agreement of Amendment to the Loan and Security Agreement, dated as of September 29, 2017, by and among Gerber Finance, Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.45	Revolving Credit Loan Agreement, dated as of June 30, 2017, by and between Glenbrook Building Supply, Inc., EdgeBuilder, Inc. and Premier Bank (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.46	Fourth Agreement of Amendment to Loan and Security Agreement, dated as of July 20, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.47	Fifth Agreement of Amendment to Loan and Security Agreement, dated as of September 29, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit10.2 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.48	Sixth Agreement of Amendment to Loan and Security Agreement, dated as of December 22, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit10.22 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.49	Securities Purchase Agreement, dated as of January 12, 2018, by and between ATRM Holdings, Inc. and Lone Star Co-Invest I, LP (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

10.50	Securities Purchase Agreement, dated as of June 1, 2018, by and between ATRM Holdings, Inc. and Lone Star Co-Invest I, LP (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).

10.51	Eighth Agreement of Amendment to Loan and Security Agreement, dated as of October 1, 2018, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.25 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.52	Securities Purchase Agreement, dated as of December 17, 2018, by and between ATRM Holdings, Inc. and Lone Star Value Management, LLC (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

10.53	Ninth Agreement of Amendment to Loan and Security Agreement, dated as of February 22, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.29 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.54	Tenth Agreement of Amendment to Loan and Security Agreement, dated as of April 1, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.30 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.55	Fifth Agreement of Amendment to Loan and Security Agreement, dated as of April 1, 2019, by and among Gerber Finance Inc., Edgebuilder, Inc., Glenbrook Building Supply Inc., ATRM Holdings, Inc. and KBS Builders, Inc. (incorporated by reference to Exhibit 10.31 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.56	Membership Interest Purchase Agreement, dated as of April 1, 2019, by and among ATRM Holdings, Inc., Lone Star Value Management, LLC and Jeffrey E. Eberwein (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on April 26, 2019).

10.57	Eleventh Agreement of Amendment to Loan and Security Agreement, dated as of April 15, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.39 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.58	Agreement, dated as of May 15, 2019, by and between Digirad Corporation and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.39 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on June 26, 2019).

10.59	Loan and Security Agreement, dated January 31, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., EdgeBuilder, Inc., Glenbrook Building Supply, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020). Schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.60	Loan and Security Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc., Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020). Schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.61	Extension and Modification Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc. and Premier Bank (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020).

10.62	Thirteenth Amendment to Loan and Security Agreement, dated January 31, 2020, by and among Gerber Finance Inc., KBS Builders, Inc. ATRM Holdings, Inc., and Digirad Corporation (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020).

10.63	First Amendment to Loan and Security Agreement, dated February 20, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC and Gerber Finance Inc. (incorporated by reference to Exhibit 10.63 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2020).

10.64	First Amendment to Loan and Security Agreement Dated January 31, 2020, dated as of March 5, 2020, by and among Gerber Finance Inc., EdgeBuilder, Inc. and Glenbrook Building Supply, Inc.; and Consent and as a Fourteenth Amendment to Loan and Security Agreement Dated February 23, 2016, by and among Gerber Finance Inc., KBS Builders, Inc., ATRM Holdings, Inc. and Digirad Corporation (incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2020).

10.65#	Severance Agreement, dated January 28, 2014, between Digirad Corporation and Martin B. Shirley (incorporated by reference to Exhibit 10.65 to the Company’s amendment to its Annual Report on Form 10-K/A filed with the SEC on April 17, 2020).

21.1*	Subsidiaries of Digirad Corporation

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-1)

#	Indicates management contract or compensatory plan.

*	Filed herewith.

**	To be filed by amendment.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suwanee, Georgia on the 30th day of April, 2020.

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Name:	Matthew G. Molchan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Matthew G. Molchan and David Noble his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Matthew G. Molchan
	Matthew G. Molchan	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2020

By:	/s/ David J. Noble
	David J. Noble	Chief Operating Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2020

By:	/s/ Jeffrey E. Eberwein
	Jeffrey E. Eberwein	Chairman	April 30, 2020

By:	/s/ Dimitrios J. Angelis
	Dimitrios J. Angelis	Director	April 30, 2020

By:	/s/ Michael A. Cunnion
	Michael A. Cunnion	Director	April 30, 2020

By:	/s/ John W. Sayward
	John W. Sayward	Director	April 30, 2020

By:	/s/ Mitch I. Quain
	Mitch I. Quain	Director	April 30, 2020